PAXTON ENERGY, INC.

This cumulative supplement dated November 19, 2007, contains information that supplements and updates our prospectus dated April 11, 2007. Since it contains only the most recent developments, this supplement should be read in conjunction with such prospectus.

Common Stock Quoted for Trading (Supplement dated May 9, 2007)

Our common stock is traded in the over-the-counter market and now is quoted on the OTC Bulletin Board under the symbol “PXTE.”

Letter of Intent to Acquire East Thirteen Oil Field (Supplement dated May 9, 2007)

On May 9, 2007, we signed a letter of intent to purchase all of the stock of a privately held corporation owning certain producing interests, principally in the East Thirteen Field, located in Frio and Dimmit Counties, Texas, for $5.3 million in cash and 500,000 shares of our common stock.

The letter of intent proposes the fundamental terms for the purchase by us of working interests in 17 gross (nine net) producing oil and gas wells and the associated proven undeveloped locations and undrilled acreage. The wells have been producing oil and gas from the Olmos formations at depths of from 3,400 to 4,000 feet since approximately 2003. We have the option to increase the percentage working interests to be acquired in specified wells according to an agreed pricing formula.

The letter of intent provides the basis for a definitive agreement to be negotiated and signed, subject to specified conditions and due-diligence satisfactory to us, on or before July 1, 2007. This transaction is subject to the negotiation and execution of a definitive agreement, our obtaining the required financing facility, the completion of audited financial statements and a third party reserve report respecting the purchased properties, compliance with legal requirements, the satisfaction of representations, warranties and covenants, and other items, all to the satisfaction of our board of directors. We expect to close the purchase during the third quarter of 2007.

Extension of Letter of Intent to Acquire East Thirteen Oil Field (Supplement dated July 12, 2007)

The Company has executed an extension to its recently announced letter of intent to purchase all of the stock of a privately held corporation owning certain producing interests, principally in the East Thirteen Field, located in Frio and Dimmit Counties Texas, for $5.3 million in cash and 500,000 shares of Paxton common stock.

Production from New Olmos Oilfield Discovery at Storey Ranch (Supplement dated July 12, 2007)

Sales of crude oil and natural gas commenced effective May 25, 2007, from the Fiedler No. 1 discovery well for a new Olmos field at Storey Ranch, La Salle County, Texas. As of that date, the Fiedler No. 1 was producing natural gas at rates of 50-100 thousand cubic feet of gas per day (mcf) through an 18/64 inch choke and 58 barrels of oil per day. Production characteristics from the Fiedler No. 1 well are expected to be consistent with existing production in the area from other Olmos fields.

The date of this cumulative prospectus supplement is November 19, 2007.

The Fiedler No. 1 well was drilled by Bayshore Exploration on the 2,268 acre Storey Ranch area of mutual interest acreage near our Cooke Ranch properties in the first quarter of 2007 to a total depth of 8,170 feet. Production casing was set to 8,170 feet with Olmos production from 7,875 to 8,000 feet. We have an 18.75% working interest in the Fiedler No. 1 discovery well and its pro-rata unit and a 75% leasehold and working interest in the remaining acreage. We are preparing two new drilling locations to begin further development of the potential Olmos and Wilcox reserves, subject to obtaining required financing.

Cooke Ranch No. 6 Well (Supplement dated July 12, 2007)

The Company has been advised by the operator, Bayshore Exploration LLC, that the Cooke No. 6 well has reached a total depth of 6,671 feet in the Escondido formation. The Cooke No. 6 well was drilled by Bayshore Exploration on the 8,884 acre Cooke Ranch in La Salle County, Texas. Paxton has a 31.75% working interest in the Cooke No. 6 well and its pro-rata unit and 31.75% leasehold and working interest in the remaining Cooke Ranch acreage.

Schlumberger log analysis indicates three potential Escondido pay zones over 162 feet of gross pay at depths of from 6318 to 6480 feet. Production casing was set to 6,670 feet. The log analysis further confirms the Escondido reservoir, which was discovered in the Cooke No. 3 well in 2005. The Cooke No. 3, which is a gas driven reservoir, had initial production of 188 barrels of 47.1 degree API oil and 150,000 cubic feet of high BTU gas. This well is still naturally producing from the Escondido formation after 18 months.

The Company is reviewing several new drilling locations for further expansion and development of the Cooke Ranch Escondido reserves. Current field operations are focused on work-over programs on shut-in production and re-completions. Regional weather conditions at the Cooke Ranch have significantly contributed to production issues and delays, with over 30 inches of rain reported in the last month causing major access difficulties to the well-sites and with field operations.

Quarterly Reports on Form 10-QSB (Supplements dated May 23, August 22, and November 19, 2007)

Attached hereto and incorporated herein by reference are our quarterly reports on Form 10-QSB for the quarters ended March 31, June 30, and September 30, 2007.

The date of this cumulative prospectus supplement is November 19, 2007.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-QSB

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2007

Commission File Number 000-52590

PAXTON ENERGY, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	20-1399613
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2533 North Carson Street, Suite 6232, Carson City, NV 89706
(Address of principal executive offices)

(775) 841-5049
(Issuer’s telephone number, including area code)

n/a
(Former name, former address and former fiscal year, if changed since last report)

Check whether the issuer (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

☐	Yes	☒	No

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

☐	Yes	☒	No

State the number of shares outstanding of each of the issuer’s classes of common equity, as of the latest practicable date: As of May 15, 2007, the Issuer had 22,976,139 shares of its common stock, par value $0.001 per share, issued and outstanding.

Transitional Small Business Disclosure Format (check one):

☐	Yes	☒	No

PAXTON ENERGY, INC.

FORM 10-QSB

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PART I – FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

Paxton Energy, Inc. has included its unaudited condensed balance sheets as of March 31, 2007 and December 31, 2006 (the end of our most recently completed fiscal year), and unaudited condensed statements of operations and cash flows for the three months ended March 31, 2007 and 2006, and for the period from June 30, 2004 (date of inception) through March 31, 2007, together with unaudited condensed notes thereto. In the opinion of management of Paxton Energy, Inc., the financial statements reflect all adjustments, all of which are normal recurring adjustments, necessary to fairly present the financial condition, results of operations, and cash flows of Paxton Energy, Inc. for the interim periods presented. The financial statements included in this report on Form 10-QSB should be read in conjunction with the audited financial statements of Paxton Energy, Inc. and the notes thereto for the year ended December 31, 2006 included in our definitive prospectus in the registration statement on Form SB-2 as filed under rule 424(b)(3) with the Securities and Exchange Commission on April 12, 2007.

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PAXTON ENERGY, INC.
(AN EXPLORATION STAGE COMPANY)
CONDENSED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2007	2006

ASSETS

Current Assets
Cash and cash equivalents	$ 563,467	$ 750,650
Accounts receivable	11,370	16,763
Prepaid expenses and other current assets	11,677	38,262
Total Current Assets	586,514	805,675

Property and Equipment, net of accumulated
depreciation	3,654	3,206

Oil and Gas Properties, using full cost accounting	2,407,308	2,284,196

Total Assets	$ 2,997,476	$ 3,093,077

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$ 153,484	$ 86,062
Payable to Bayshore Exploration L.L.C.	32,941	32,941
Accrued registration right penalties and interest	454,572	407,778
Total Current Liabilities	640,997	526,781

Long-Term Asset Retirement Obligation	22,571	22,079

Stockholders’ Equity
Preferred stock, $0.001 par value; 5,000,000 shares
authorized, none issued or outstanding	-	-
Common stock, $0.001 par value; 100,000,000 shares
authorized, 22,976,139 shares issued and outstanding	22,976	22,976
Additional paid-in capital	6,785,287	6,785,287
Retained earnings (deficit)	(1,066,295)	(1,066,295)
Deficit accumulated during the exploration stage	(3,408,060)	(3,197,751)
Total Stockholders’ Equity	2,333,908	2,544,217

Total Liabilities and Stockholders’ Equity	$ 2,997,476	$ 3,093,077

The accompanying notes are an integral part of these condensed financial statements.

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PAXTON ENERGY, INC.
(AN EXPLORATION STAGE COMPANY)
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

			For the Period from
			June 30, 2004
	For the Three Months Ended		(Date of Inception)
	March 31,		through
	2007	2006	March 31, 2007

Oil and gas revenues	$ 23,405	$ 45,727	$ 217,810

Costs and Operating Expenses
Lease operating expenses	4,845	1,394	30,999
Production taxes	1,168	2,234	11,377
Impairment loss on oil and gas properties	-	-	1,739,545
Accretion of asset retirement obligation	492	44	1,335
General and administrative expense	223,098	80,269	894,632
Stock-based compensation	-	68,750	1,024,075
Total costs and operating expenses	229,603	152,691	3,701,963

Loss from operations	(206,198)	(106,964)	(3,484,153)

Other income (expense)
Interest income	8,217	-	51,793
Gain on derivative liability valuation	-	-	1,066,295
Interest expense	(12,328)	(25,531)	(84,623)
Interest expense from amortization of discount
on secured convertible notes and other debt	-	(95,769)	(957,372)
	(4,111)	(121,300)	76,093

Net Loss	$ (210,309)	$ (228,264)	$ (3,408,060)

Basic and Diluted Loss Per Common Share	$ (0.01)	$ (0.01)

Basic and Diluted Weighted-Average
Common Shares Outstanding	22,976,139	17,390,409

The accompanying notes are an integral part of these condensed financial statements.

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PAXTON ENERGY, INC.
(AN EXPLORATION STAGE COMPANY)
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

			For the Period from
			June 30, 2004
	For the Three Months Ended		(Date of Inception)
	March 31,		through
	2007	2006	March 31, 2007
Cash Flows From Operating Activities
Net loss	$ (210,309)	$ (228,264)	$ (3,408,060)
Adjustments to reconcile net loss to net
cash used in operating activities
Impairment loss on oil and gas properties	-	-	1,739,545
Stock-based compensation for services	-	68,750	1,024,075
Gain on derivative liability valuation	-	-	(1,066,295)
Interest expense from amortization of discount on
secured convertible notes and other debt	-	95,769	957,372
Accretion of asset retirement obligation	492	44	1,335
Depreciation expense	264	-	372
Changes in assets and liabilities:
Accounts receivable	5,393	(1,803)	(11,370)
Prepaid expenses and other current assets	26,585	(9,247)	(11,677)
Accounts payable	67,422	(22,579)	153,484
Accrued registration right penalties and interest	46,794	-	46,794
Accrued interest	-	20,212	17,874
Accrued compensation	-	-	122,500
Net Cash Used In Operating Activities	(63,359)	(77,118)	(434,051)

Cash Flows From Investing Activities
Acquisition of oil and gas properties	(123,112)	(369,532)	(1,768,576)
Purchase of property and equipment	(712)	-	(4,026)
Net Cash Used In Investing Activities	(123,824)	(369,532)	(1,772,602)

Cash Flows From Financing Activities
Proceeds from the issuance of common stock, net of
registration and offering costs	-	-	2,879,970
Proceeds from issuance of secured convertible notes and
other debt, and related beneficial conversion features and
common stock	-	455,000	680,000
Proceeds from issuance of demand note to stockholder	-	-	25,000
Payment of payable to Bayshore Exploration L.L.C.	-	-	(414,600)
Payment of principal on notes payable to stockholder	-	-	(325,000)
Payment of principal on note payable	-	(75,250)	(75,250)
Net Cash Provided By Financing Activities	-	379,750	2,770,120
Net Increase In Cash And Cash Equivalents	(187,183)	(66,900)	563,467
Cash and Cash Equivalents At Beginning Of Period	750,650	132,859	-
Cash and Cash Equivalents At End Of Period	$ 563,467	$ 65,959	$ 563,467

The accompanying notes are an integral part of these condensed financial statements.

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PAXTON ENERGY, INC.

(An Exploration Stage Company)

Notes to Condensed Financial Statements

(A) Organization, Change in Control and Significant Accounting Policies

Organization and Nature of Operations – Paxton Energy, Inc. (the “Company”) was organized under the laws of the State of Nevada on June 30, 2004. During August 2004, shareholder control of the Company was transferred, and a new board of directors was elected and new officers appointed. During June 2005, the Company commenced acquiring working interests in oil and gas properties principally located in the Cooke Ranch prospect of Texas. The Company is engaged primarily as a joint interest owner with Bayshore Exploration L.L.C. (Bayshore) in the acquisition, exploration, and development of oil and gas properties and the production and sale of oil and gas. Additionally, the Company owns a working interest in the 8,843-acre balance of the Cooke Ranch prospect and is also participating in a program to acquire up to a 75% working interest in leases adjacent to the Cooke Ranch prospect, where to date the Company has acquired leases on approximately 2,268 gross acres. The Company is considered to be in the exploration stage due to the lack of significant revenues.

Condensed Interim Financial Statements – The accompanying unaudited condensed financial statements of Paxton Energy, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, these financial statements do not include all of the information and disclosures required by generally accepted accounting principles for complete financial statements. These financial statements should be read in conjunction with the Company’s annual financial statements and the notes thereto for the year ended December 31, 2006 and for the period from June 30, 2004 (date of inception) through December 31, 2006, included in the Company’s definitive prospectus in the registration statement on Form SB-2 as filed under rule 424(b)(3) with the Securities and Exchange Commission on April 12, 2007. In the opinion of the Company’s management, the accompanying unaudited condensed financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to fairly present the Company’s financial position as of March 31, 2007, its results of operations and cash flows for the three months ended March 31, 2007 and 2006, and for the period from June 30, 2004 (date of inception), through March 31, 2007. The results of operations for the three months ended March 31, 2007, may not be indicative of the results that may be expected for the year ending December 31, 2007.

Business Condition – The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not had significant revenue and is still considered to be in the exploration stage. The Company incurred losses of $210,309 and $228,264 during the three-month periods ended March 31, 2007 and 2006, respectively, and used $63,359 and $77,118 of cash in its operating activities during the three-month periods ended March 31, 2007 and 2006, respectively. Through March 31, 2007, the Company had accumulated a deficit during the exploration stage of $3,408,060. At March 31, 2007, the Company had a working capital deficit of $54,483 and stockholders’ equity of $2,333,908.

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Management believes that the Company has sufficient funds to operate for the immediate future and pay for its share of current planned exploration costs, including the re-completion of one well and a two-dimensional seismic study on the Cooke Ranch. However, any expansion beyond these current plans will require additional capital funding. The Company intends to continue to seek drilling opportunities on the acreage in which it has an interest, which would require the Company to obtain financing from external sources. Management believes it may acquire sufficient waivers of the penalties and interest owed investors for failure to timely complete the registration under the Securities Act of 1933 of the resale of certain outstanding common stock to eliminate its working capital deficit. If management fails to obtain sufficient waivers, the Company will have to rely on current production to cure the deficit which will hamstring the expansion of the Company oil and gas activities.

Basic and Diluted Loss per Common Share – Basic loss per common share amounts are computed by dividing net loss by the weighted-average number of shares of common stock outstanding during each period. Diluted loss per share amounts are computed assuming the issuance of common stock for potentially dilutive common stock equivalents. All outstanding stock options and warrants are currently antidilutive and have been excluded from the diluted loss per share calculations. None of the 1,644,250 shares of common stock issuable upon exercise of options and warrants were included in the computation of diluted loss per share at March 31, 2007. There were no potentially dilutive common stock equivalents at March 31, 2006.

(B) Oil and Gas Properties

In January 2007, the Fiedler No. 1 well was drilled on acreage outside of Cooke Ranch in which the Company has an interest and will be completed for production. The Company conveyed its 75% interest in the Fiedler No. 1 40-acre drilling location to Bayshore, subject to the Company’s right to earn an 18.75% working interest by paying $123,112 in completion costs. Bayshore obtained drilling funding from other sources for 100% of the costs of drilling to total depth. The Company exercised its right to earn an 18.75% working interest and paid its share of completion costs in February 2007. Subsequent to March 31, 2007, Bayshore has completed the well, installed tanks to collect the oil, laid the gas lines, and applied for the permits to produce.

(C) Registration Payment Arrangement

In connection with a private placement offering of the Company’s common stock in April 2006, the Company entered into a registration rights agreement (referred to herein as a registration payment arrangement) that, among other matters, provides that if the Company failed to file a registration statement by June 30, 2006, and failed to meet certain other deadlines until the registration statement was declared effective, the Company would be liable for the payment of partial liquidated damages to the investors of 1% per month (up to a maximum of 18% or $551,723) based on the proceeds of the offering. The Company’s registration statement was declared effective on April 11, 2007.

In accordance with the FSP EITF 00-19-2, the Company has recognized an estimated liability of $434,466 (plus interest of $20,106 through March 31, 2007) for probable payments that will be payable under the registration rights agreement. During the three-month period ended March 31, 2007, the estimated liability for probable payments under the registration rights agreement was increased by $34,466 and was included in general and administrative expense.

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(D) Subsequent Event

Letter of Intent to Acquire East Thirteen Oil Field

On May 9, 2007, the Company signed a letter of intent to purchase all of the stock of a privately held corporation owning certain producing interests, principally in the East Thirteen Field, located in Frio and Dimmit Counties, Texas, for $5.3 million in cash and 500,000 shares of the Company’s common stock.

The letter of intent proposes the fundamental terms for the purchase by the Company of working interests in 17 gross (nine net) producing oil and gas wells and the associated proven un-developed locations and undrilled acreage. The wells have been producing oil and gas from the Olmos formations at depths of from 3,400 to 4,000 feet since approximately 2003. The Company has the option to increase the percentage working interests to be acquired in specified wells according to an agreed pricing formula.

The letter of intent provides the basis for a definitive agreement to be negotiated and signed, subject to specified conditions and satisfactory due-diligence, on or before July 1, 2007. This transaction is subject to the negotiation and execution of a definitive agreement, the Company obtaining the required financing facility, the completion of audited financial statements and a third party reserve report respecting the purchased properties, compliance with legal requirements, the satisfaction of representations, warranties and covenants, and other items, all to the satisfaction of the Company’s board of directors. Upon satisfactory completion of these conditions, the acquisition would expect to be closed during the third quarter of 2007.

The Company intends to fund this acquisition through the issuance of equity or debt securities, but has no funding commitment from any source.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward Looking Statements

This discussion and analysis contains statements about the future, sometimes referred to as “forward-looking” statements. Forward-looking statements are typically identified by use of the words “believe,” “may,” “could,” “should,” “expect,” “anticipate,” “estimate,” “project,” “propose,” “plan,” “intend,” and similar words and expressions. Statements that describe our future strategic plans, goals, or objectives are also forward-looking statements. As used herein, “we,” “our,” “us,” and the like refer to Paxton Energy, Inc.

Readers are cautioned that any forward-looking statements, including those regarding us or our management’s current beliefs, expectations, anticipations, estimations, projections, strategies, proposals, plans, or intentions, are not guarantees of future performance or results of events and involve risks and uncertainties, such as:

•	future drilling and other exploration schedules and sequences for wells and other activities;

•	future results of drilling individual wells and other exploration and development activities;

•	future variations in well performance as compared to initial test data;

•	the ability to economically develop discovered reserves;

•	the prices at which we may be able to sell oil or gas;

•	exploration and development priorities and the financial and technical resources of the operator of the properties in which we have an interest or contractors that provide us with field services;

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•	uncertainties inherent in estimating quantities of proved reserves and actual production rates and associated costs;

•	future events that may result in the need for additional capital;

•	the cost of additional capital that we may require and possible related restrictions on our future operating or financing flexibility;

•	our future ability to attract industry or financial participants to share the costs of exploration, exploitation, development, and acquisition activities;

•	future plans and the financial and technical resources of industry or financial participants; and

•	other factors.

The forward-looking information is based on present circumstances and on our predictions respecting events that have not occurred, that may not occur, or that may occur with different consequences from those now assumed or anticipated. Actual events or results may differ materially from those discussed in the forward-looking statements. The forward-looking statements included in this report are made only as of the date of this report. We do not intend to update these forward-looking statements, except as may occur in the regular course of our periodic reporting obligations.

The discussion of future events, including the business prospects of Paxton Energy, Inc., is subject to material risks and uncertainties and based on assumptions made by management. These risks include our ability to identify and negotiate transactions that provide the potential for future shareholder value, our ability to attract the necessary additional capital to permit us to take advantage of opportunities with which we are presented, and our ability to generate sufficient revenue such that we can support our current cost structure and planned future operations, as well as to pay prior liabilities incurred. Should one or more of these or other risks materialize or if the underlying assumptions of management prove incorrect, actual results of Paxton Energy, Inc. may vary materially from those described in the forward looking statements.

Risk Factors

•

We are not the operator of any of the properties in which we have an interest and on which we plan to devote substantially all of our financial and other resources in drilling and related activities, so we are dependent on the financial and technical resources, initiative, and management of the operator, Bayshore.

•

We rely principally on Bayshore to select prospects for energy investments and to conduct exploration; we might be unable to continue with our energy investment activities if Bayshore were unable or unwilling to continue to provide these services to us.

•

All of our assets and operations are currently concentrated in La Salle County, Texas, so all of our operations may be temporarily disrupted due to seasonal precipitation or other weather conditions or permanently halted in the case of a natural or other disaster in that geographical area.

•

We have no officer, director, or employee with any formal oil and gas exploration or engineering education or training and will continue to rely on the expertise of Bayshore, whose interests may not always be aligned with ours.

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•

We do not maintain insurance to cover operational hazards, but rely on our agreements that require the operator of the properties in which we have an interest to maintain $1.0 million workers’ compensation, $1.0 employer’s and general liability, $2.0 million aggregate general liability, $5.0 million well control, and $5.0 million bodily injury and property damage insurance coverage.

•	We could incur expenses and be forced to interrupt exploration, development, or production to comply with environmental and other governmental regulations.

•

Our results of operations as well as the carrying value of our oil and gas properties are substantially dependent upon the prices of oil and natural gas, which historically have been volatile and are likely to continue to be volatile.

•	We cannot predict whether production or reserves will be established on properties in which we have an interest.

•

We have no proved reserves, and any future estimates we may make of quantities of proved oil and gas reserves we may have in the future and projected rates of production and the timing and results of development expenditures may prove inaccurate because of numerous uncertainties.

Historical Operations

We are a small oil and gas exploration and production company. In June 2005, we acquired our first working interest in an oil and gas property. The Cooke No. 3 well was drilled in 2005 and commenced production in November 2005. We began production from another well in June 2006 and from two additional wells in late 2006. Through March 31, 2007, we have acquired additional interests in oil and gas properties and drilled three additional dry holes. For the period from June 30, 2004, the date of our inception, to March 31, 2007, we have recognized oil and gas revenues of $217,810. We have no proved reserves. We continue to be considered an exploration-stage company due to the absence of significant revenue.

For the period from June 30, 2004, the date of our inception, to March 31, 2007, we have incurred $3,701,963 of costs and operating expenses, principally consisting of an impairment loss of $1,739,545 on oil and gas properties, $894,632 of general and administrative expenses, and $1,024,075 of stock-based compensation related to the issuance of common stock for the initial services of our chief operating officer, a grant to a director of options to purchase 375,000 shares of common stock, and the issuance of common stock to consultants for financial advisory, public relations, and geological advisory services. The impairment loss of $1,739,545 was recognized at December 31, 2006, due to our determination that capitalized costs for wells drilled were in excess of the estimated present value of future cash flow from those wells.

We have relied significantly upon the issuance of common stock and promissory notes to finance our exploration-stage operations. In certain cases, the promissory notes were accompanied by some form of equity interest, including stock and beneficial conversion features. Generally accepted accounting principles require that the proceeds from promissory notes and the equity interests be accounted for by allocating a portion of the proceeds to the equity interests and recording a corresponding discount to the notes. This discount was amortized over the terms of the notes (or through the date of conversion into common stock) and recorded as a noncash expense characterized as “interest expense from amortization of discount on secured convertible notes and other debt.” These charges totaled $957,372 through March 31, 2007.

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In connection with an offering of common stock and warrants in April 2006, we entered into a registration rights agreement that, among other matters, provides for the payment by us of 1% per month (up to a maximum of 18%) of the proceeds of the offering in partial liquidated damages for our failure to file a registration statement by June 30, 2006, and meet certain other deadlines until the registration statement is declared effective. We determined that the features of the partial liquidated damages provision of the registration rights agreement in relation to the deadlines for the registration statement to be declared effective cause this arrangement to be accounted for under Financial Accounting Standards Board Staff Position on EITF 00-19 (FSP EITF 0019-2). In accordance with FSP EITF 0019-2, we have recorded an estimated liability of $434,466 (plus interest of $20,106 through March 31, 2007) for probable payments that will be payable under the registration rights agreement. The initial estimated penalty of $400,000 was charged against the proceeds from the offering, after recognizing a cumulative-effect adjustment to stockholders’ equity and specifically to retained earnings (deficit) on October 1, 2006, for the change in the method of accounting for the registration payment arrangement in accordance with FSP 00-19-2.

As of March 31, 2007, we had acquired oil and gas properties with a carrying value of $2,407,308 through the payment of cash and the issuance of common stock, after the recognition of $1,739,545 in impairment loss as described above. At March 31, 2007, we had current assets of $586,514, principally consisting of cash and cash equivalents remaining from a private placement of our common stock and had current liabilities of $640,997 consisting of accounts payable and the accrued registration rights penalties (and accrued interest) described above, resulting in a working capital deficit of $54,483.

Plan of Operations

During the first quarter of 2007, the area in which our producing wells were located received rainfall that restricted field access so the wells had to be shut in part of the period. We therefore produced only $23,405 in oil and gas revenues in the first quarter of 2007. We expect that revenues will increase significantly with expected better weather and the completion of the Feidler No. 1 well in May 2007. In the comparative quarter ending March 31, 2006, the oil and gas revenues were $45,727. General and administrative cost increased from $80,269 to $223,098 or approximately 178%. Most of the increase was attributable to completing the registration of the resale of outstanding securities in accordance with our registration rights agreement.

Possible Acquisition of Producing Properties

On May 9, 2007, we signed a letter of intent to purchase all of the stock of a privately held corporation owning certain producing interests, principally in the East Thirteen Field, located in Frio and Dimmit Counties Texas, for $5.3 million in cash and 500,000 shares of our common stock.

The letter of intent proposes the fundamental terms for the purchase by us of working interests in 17 gross (nine net) producing oil and gas wells and the associated proven undeveloped locations and undrilled acreage. The wells have been producing oil and gas from the Olmos formations at depths of from 3,400 to 4,000 feet since approximately 2003. We have the option to increase the percentage working interests to be acquired in specified wells according to an agreed pricing formula.

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            The letter of intent provides the basis for a definitive agreement to be negotiated and signed, subject to specified conditions and satisfactory due-diligence, on or before July 1, 2007. This transaction is subject to the negotiation and execution of a definitive agreement, our obtaining the required financing facility, the completion of audited financial statements and a third party reserve report respecting the purchased properties, compliance with legal requirements, the satisfaction of representations, warranties and covenants, and other items, all to the satisfaction of our board of directors. Upon satisfactory completion of these conditions, the acquisition would expect to be closed during the third quarter of 2007.

We intend to fund this acquisition through the issuance of equity or debt securities, but have no funding commitment from any source. Our top priority is to complete this acquisition by the third quarter of 2007.

Other Operations

During the next 12 months, we will re-complete the Cartwright No. 1 well for approximately $107,000. We had also substantially completed and paid for the Fiedler No. 1 well at March 31, 2007. We are also paying $20,000 to participate in a two-dimensional seismic survey on the Cooke Ranch. At March 31, 2007, we had cash of $563,000, which we expect to be sufficient to complete these items, including any reasonable cost overruns that may occur, as well as to pay our accounts payable. We also have an accrued liability of $455,000 for payments that would have to be paid to investors for failure or delay in registering the resale of securities. For a more detailed explanation, see Note 5 of the December 31, 2006, financial statements. To the extent selling security holders agree to waive any such penalties, the funds made available would be used for operations.

To the extent that we are successful in increasing production from our current interests and finding and producing new oil and gas sites, of which there is no assurance, proceeds from that activity would first be used to fund the East Thirteen Field acquisition and thereafter be added to our working capital reserves and be available to fund future exploration.

During 2006, we paid $305,000 for the additional acreage acquired to date in our lease expansion program being undertaken jointly with Bayshore adjacent to or nearby the Cooke Ranch. Obtaining additional acreage would require the expenditure of funds that we may not currently have. Our current level of cash required for general and administrative costs is generally funded by our share of production proceeds from producing wells. We intend to limit increases in general and administration expenses until and unless we have additional revenue from production.

We believe that we have sufficient funds to operate throughout the next 12 months. However, any expansion beyond our current plans to re-complete the Cartwright No. 1 well and pay our share of the two-dimensional seismic study will require additional capital funding. We intend to continue to seek drilling opportunities on the acreage in which we currently have an interest or in other acreage and to consider the possible acquisition of producing properties such as the East Thirteen Field. We do not have funds to undertake any of these activities and would have to obtain funding from external sources. We believe that additional capital funding is available through private or public equity financing or perhaps bank financing. Success in the field will enhance our opportunities to obtaining financing, but we will probably need to obtain reserve reports and have sufficient length of production to obtain favorable financing arrangements. Furthermore, outside events such as the price of oil, the condition of the stock market, and interest rate levels could affect our ability to obtain financing. Our ability to obtain financing may also be affected by antidilution provisions contained in the warrants we have issued. At this time, we have no financing arrangements in place.

13

Recent Accounting Pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements, which provides enhanced guidance for using fair value to measure assets and liabilities. SFAS No. 157 establishes a common definition of fair value, provides a framework for measuring fair value under generally accepted accounting principles, and expands disclosure requirements about fair value measurements. SFAS No. 157 is effective for financial statements issued in fiscal years beginning after November 15, 2007, and for interim periods within those fiscal years. We are currently evaluating the impact, if any; the adoption of SFAS No. 157 will have on our financial reporting and disclosures.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities- including an Amendment of FASB Statement No. 115, which allows an entity to choose to measure certain financial instruments and liabilities at fair value. Subsequent measurements for the financial instruments and liabilities an entity elects to fair value will be recognized in earnings. SFAS No. 159 also establishes additional disclosure requirements. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted provided that the entity also adopts SFAS No. 157. We are currently evaluating whether to adopt SFAS No. 159.

Off-Balance Sheet Arrangements

We have no significant contractual obligations or commercial commitments not reflected on our balance sheet as of this date.

ITEM 3. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed by us in the reports that we file or submit to the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods specified by the Securities and Exchange Commission’s rules and forms, and that information is accumulated and communicated to our management, including our principal executive and principal financial officer (whom we refer to in this periodic report as our Certifying Officer), as appropriate to allow timely decisions regarding required disclosure. Our management evaluated, with the participation of our Certifying Officer, the effectiveness of our disclosure controls and procedures as of March 31, 2007, pursuant to Rule 13a-15(b) under the Securities Exchange Act. Based upon that evaluation, our Certifying Officer concluded that, as of March 31, 2007, our disclosure controls and procedures were effective.

Changes in Internal Controls

There were no changes in our internal control over financial reporting that occurred during the quarter ended March 31, 2007 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

14

PART II – OTHER INFORMATION

ITEM 6. EXHIBITS

The following exhibits are filed as a part of this report:

Exhibit Number*	Title of Document	Location

Item 31	Rule 13a-14(a)/15d-14(a) Certifications
31.01	Certification of Principal Executive Officer and Principal Financial Officer Pursuant to Rule 13a-14	Attached

Item 32	Section 1350 Certifications
32.01	Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chief Executive Officer and Chief Financial Officer)	Attached

_______________

*

All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document.

SIGNATURE

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PAXTON ENERGY, INC.
(Registrant)

Date: May 21, 2007	By:	/s/ Robert Freiheit
Robert Freiheit, President
(Chief Executive Officer and Chief Financial Officer)

15

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-QSB

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2007

Commission File Number 000-52590

PAXTON ENERGY, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	20-1399613
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2533 North Carson Street, Suite 6232, Carson City, NV 89706
(Address of principal executive offices)

(775) 841-5049
(Issuer’s telephone number, including area code)

n/a
(Former name, former address and former fiscal year, if changed since last report)

Check whether the issuer (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

☒	Yes	☐	No

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

☐	Yes	☒	No

State the number of shares outstanding of each of the issuer’s classes of common equity, as of the latest practicable date: As of August 13, 2007, the Issuer had 23,326,139 shares of its common stock, par value $0.001 per share, issued and outstanding.

Transitional Small Business Disclosure Format (check one):

☐	Yes	☒	No

PAXTON ENERGY, INC.

FORM 10-QSB

PART I – FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

Paxton Energy, Inc., has included its unaudited condensed balance sheets as of June 30, 2007, and December 31, 2006 (the end of its most recently completed fiscal year), and unaudited condensed statements of operations for the three and six months ended June 30, 2007 and 2006, and for the period from June 30, 2004 (date of inception) through June 30, 2007, and unaudited condensed statements of cash flows for the six months ended June 30, 2007 and 2006, and for the period from June 30, 2004 (date of inception) through June 30, 2007, together with unaudited condensed notes thereto. In the opinion of management of Paxton Energy, Inc., the financial statements reflect all adjustments, all of which are normal recurring adjustments, necessary to fairly present the financial condition, results of operations, and cash flows of Paxton Energy, Inc., for the interim periods presented. The financial statements included in this report on Form 10-QSB should be read in conjunction with the audited financial statements of Paxton Energy, Inc., and the notes thereto for the year ended December 31, 2006, included in its definitive prospectus in the registration statement on Form SB-2 as filed under Rule 424(b)(3) with the Securities and Exchange Commission on April 12, 2007.

3

PAXTON ENERGY, INC.
(AN EXPLORATION STAGE COMPANY)
CONDENSED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
	2007	2006

ASSETS

Current Assets
Cash and cash equivalents	$ 406,273	$ 750,650
Accounts receivable	12,767	16,763
Prepaid expenses and other current assets	44,741	38,262
Total Current Assets	463,781	805,675

Property and Equipment, net of accumulated
depreciation	3,366	3,206

Oil and Gas Properties, using full cost accounting	2,407,308	2,284,196

Total Assets	$ 2,874,455	$ 3,093,077

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$ 186,846	$ 86,062
Payable to Bayshore Exploration L.L.C.	32,941	32,941
Accrued registration right penalties and interest	469,674	407,778
Total Current Liabilities	689,461	526,781

Long-Term Asset Retirement Obligation	23,063	22,079

Stockholders’ Equity
Preferred stock, $0.001 par value; 5,000,000 shares
authorized, none issued or outstanding	-	-
Common stock, $0.001 par value; 100,000,000 shares
authorized, 22,976,139 shares issued and outstanding	22,976	22,976
Additional paid-in capital	6,785,287	6,785,287
Retained earnings (deficit)	(1,066,295)	(1,066,295)
Deficit accumulated during the exploration stage	(3,580,037)	(3,197,751)
Total Stockholders’ Equity	2,161,931	2,544,217

Total Liabilities and Stockholders’ Equity	$ 2,874,455	$ 3,093,077

The accompanying notes are an integral part of these condensed financial statements.

4

PAXTON ENERGY, INC.
(AN EXPLORATION STAGE COMPANY)
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

					For the Period from
					June 30, 2004
	For the Three Months Ended		For the Six Months Ended		(Date of Inception)
	June 30,		June 30,		through
	2007	2006	2007	2006	June 30, 2007

Oil and gas revenues	$ 20,976	$ 43,888	$ 44,381	$ 89,615	$ 238,786

Costs and Operating Expenses
Lease operating expenses	11,412	1,238	16,257	2,632	42,411
Production taxes	1,146	2,146	2,314	4,380	12,523
Impairment loss on oil and gas properties	-	-	-	-	1,739,545
Accretion of asset retirement obligation	492	47	984	91	1,827
General and administrative expense	170,602	93,493	393,700	173,762	1,065,234
Stock-based compensation	-	-	-	68,750	1,024,075
Total costs and operating expenses	183,652	96,924	413,255	249,615	3,885,615

Loss from operations	(162,676)	(53,036)	(368,874)	(160,000)	(3,646,829)

Other income (expense)
Interest income	5,801	15,196	14,018	15,196	57,594
Gain on derivative liability valuation	-	608,979	-	608,979	1,066,295
Interest expense	(15,102)	(11,745)	(27,430)	(37,276)	(99,725)
Interest expense from amortization of discount
on secured convertible notes and other debt	-	(861,603)	-	(957,372)	(957,372)
	(9,301)	(249,173)	(13,412)	(370,473)	66,792

Net Loss	$ (171,977)	$ (302,209)	$ (382,286)	$ (530,473)	$ (3,580,037)

Basic and Diluted Loss Per Common Share	$ (0.01)	$ (0.01)	$ (0.02)	$ (0.03)

Basic and Diluted Weighted-Average
Common Shares Outstanding	22,976,139	21,169,532	22,976,139	19,290,410

5

PAXTON ENERGY, INC.
(AN EXPLORATION STAGE COMPANY)
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

			For the Period from
			June 30, 2004
	For the Six Months Ended		(Date of Inception)
	June 30,		through
	2007	2006	June 30, 2007
Cash Flows From Operating Activities
Net loss	$ (382,286)	$ (530,473)	$ (3,580,037)
Adjustments to reconcile net loss to net
cash used in operating activities
Impairment loss on oil and gas properties	-	-	1,739,545
Stock-based compensation for services	-	68,750	1,024,075
Gain on derivative liability valuation	-	(608,979)	(1,066,295)
Interest expense from amortization of discount on
secured convertible notes and other debt	-	957,372	957,372
Accretion of asset retirement obligation	984	91	1,827
Depreciation expense	552	-	660
Changes in assets and liabilities:
Accounts receivable	3,996	(3,416)	(12,767)
Prepaid expenses and other current assets	(6,479)	(88,071)	(44,741)
Accounts payable	100,784	(7,734)	186,846
Accrued registration right penalties and interest	61,896	-	61,896
Accrued interest	-	(16,557)	17,874
Accrued compensation	-	-	122,500
Net Cash Used In Operating Activities	(220,553)	(229,017)	(591,245)

Cash Flows From Investing Activities
Acquisition of oil and gas properties	(123,112)	(450,555)	(1,768,576)
Purchase of property and equipment	(712)	-	(4,026)
Net Cash Used In Investing Activities	(123,824)	(450,555)	(1,772,602)

Cash Flows From Financing Activities
Proceeds from the issuance of common stock, net of
registration and offering costs	-	2,875,055	2,879,970
Proceeds from issuance of secured convertible notes and
other debt, and related beneficial conversion features and
common stock	-	455,000	680,000
Proceeds from issuance of demand note to stockholder	-	25,000	25,000
Payment of payable to Bayshore Exploration L.L.C.	-	(414,600)	(414,600)
Payment of principal on notes payable to stockholder	-	(300,000)	(325,000)
Payment of principal on note payable	-	(75,250)	(75,250)
Net Cash Provided By Financing Activities	-	2,565,205	2,770,120
Net Increase In Cash And Cash Equivalents	(344,377)	1,885,633	406,273
Cash and Cash Equivalents At Beginning Of Period	750,650	132,859	-
Cash and Cash Equivalents At End Of Period	$ 406,273	$ 2,018,492	$ 406,273

6

PAXTON ENERGY, INC.

(An Exploration Stage Company)

Notes to Condensed Financial Statements

(A)	Organization, Change in Control and Significant Accounting Policies

Organization and Nature of Operations – Paxton Energy, Inc. (the “Company”), was organized under the laws of the state of Nevada on June 30, 2004. During August 2004, shareholder control of the Company was transferred, and a new board of directors was elected and new officers appointed. During June 2005, the Company commenced acquiring working interests in oil and gas properties principally located in the Cooke Ranch prospect of Texas. The Company is engaged primarily as a joint interest owner with Bayshore Exploration L.L.C. (Bayshore) in the acquisition, exploration, and development of oil and gas properties and the production and sale of oil and gas. Additionally, the Company owns a working interest in the 8,843-acre balance of the Cooke Ranch prospect and is also participating in a program to acquire up to a 75% working interest in leases adjacent to the Cooke Ranch prospect, where to date the Company has acquired leases on approximately 2,268 gross acres. The Company is considered to be in the exploration stage due to the lack of significant revenues.

Condensed Interim Financial Statements – The accompanying unaudited condensed financial statements of Paxton Energy, Inc., have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, these financial statements do not include all of the information and disclosures required by generally accepted accounting principles for complete financial statements. These financial statements should be read in conjunction with the Company’s annual financial statements and the notes thereto for the year ended December 31, 2006, and for the period from June 30, 2004 (date of inception) through December 31, 2006, included in the Company’s definitive prospectus in the registration statement on Form SB-2 as filed under Rule 424(b)(3) with the Securities and Exchange Commission on April 12, 2007. In the opinion of the Company’s management, the accompanying unaudited condensed financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to fairly present the Company’s financial position as of June 30, 2007, its results of operations for the three months ended June 30, 2007 and 2006, and its results of operations and cash flows for the six months ended June 30, 2007 and 2006, and for the period from June 30, 2004 (date of inception), through June 30, 2007. The results of operations for the three months and the six months ended June 30, 2007, may not be indicative of the results that may be expected for the year ending December 31, 2007.

Business Condition – The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not had significant revenue and is still considered to be in the exploration stage. The Company incurred losses of $171,977 and $302,209 during the three-month periods ended June 30, 2007 and 2006, respectively, and incurred losses of $382,286 and $530,473 and used $220,553 and $229,017 of cash in its operating activities during the six-month periods ended June 30, 2007 and 2006, respectively. Through June 30, 2007, the Company has accumulated a deficit during the exploration stage of $3,580,037. At June 30, 2007, the Company has a working capital deficit of $225,680 and stockholders’ equity of $2,161,931.

7

Management believes that the Company has insufficient funds to operate for the immediate future and pay for its share of the completion and drilling costs of the Cooke No. 6 well along with its share of current planned exploration costs, including the re-completion of one well and a two-dimensional seismic study on the Cooke Ranch. These current plans and our operation for the immediate future will require additional capital funding. The Company intends to continue to seek drilling opportunities on the acreage in which it has an interest, which would require the Company to obtain financing from external sources. Management believes it may acquire sufficient waivers of the penalties and interest owed investors for failure to timely complete the registration under the Securities Act of 1933 of the resale of certain outstanding common stock to eliminate its working capital deficit. If management fails to obtain sufficient waivers, the Company will have to rely on current production to cure the deficit, which will hamstring the expansion of the Company oil and gas activities.

Basic and Diluted Loss per Common Share – Basic loss per common share amounts are computed by dividing net loss by the weighted-average number of shares of common stock outstanding during each period. Diluted loss per share amounts are computed assuming the issuance of common stock for potentially dilutive common stock equivalents. All outstanding stock options and warrants are currently antidilutive and have been excluded from the diluted loss per share calculations. None of the 1,644,250 shares of common stock issuable upon exercise of options and warrants were included in the computation of diluted loss per share at June 30, 2007. None of the 1,269,250 shares of common stock issuable upon exercise of warrants was included in the computation of diluted loss per share at June 30, 2006.

(B)	Oil and Gas Properties

In January 2007, the Fiedler No. 1 well was drilled on acreage outside of Cooke Ranch in which the Company has an interest. The Company conveyed its 75% interest in the Fiedler No. 1 40-acre drilling location to Bayshore, subject to the Company’s right to earn an 18.75% working interest by paying $123,112 in completion costs. Bayshore obtained drilling funding from other sources for 100% of the costs of drilling to total depth. The Company exercised its right to earn an 18.75% working interest and paid its share of completion costs in February 2007. The Fiedler well commenced production in July 2007.

(C)	Registration Payment Arrangement

In connection with a private placement offering of the Company’s common stock in April 2006, the Company entered into a registration rights agreement (referred to herein as a registration payment arrangement) that, among other matters, provides that if the Company failed to file a registration statement by June 30, 2006, and failed to meet certain other deadlines until the registration statement was declared effective, the Company would be liable for the payment of partial liquidated damages to the investors of 1% per month (up to a maximum of 18% or $551,723) based on the proceeds of the offering. The Company’s registration statement was declared effective on April 11, 2007. The Company has not paid such amounts, but intends to seek waivers of payment in connection with the funding and completion of the acquisition of the East Thirteen Field described in Note D.

In accordance with the Financial Accounting Standards Board (FASB) Staff Position on EITF 00-19 (FSP EITF 00-19-2), the Company has recognized an estimated liability of $434,466 (plus interest of $35,208 through June 30, 2007) for probable payments that will be payable under the registration rights agreement. During the three-month period ended March 31, 2007, the estimated liability for probable payments under the registration rights agreement was increased by $34,466 and was included in general and administrative expense.

8

(D)Subsequent Events

Letter of Intent to Acquire East Thirteen Oil Field

On May 9, 2007, the Company signed a letter of intent to purchase all of the stock of a privately held corporation owning certain producing interests, principally in the East Thirteen Field, located in Frio and Dimmit Counties, Texas, for $5.3 million in cash and 500,000 shares of the Company’s common stock.

The letter of intent proposes the fundamental terms for the purchase by the Company of working interests in 17 gross (nine net) producing oil and gas wells and the associated proven undeveloped locations and undrilled acreage. The wells have been producing oil and gas from the Olmos formations at depths of from 3,400 to 4,000 feet since approximately 2003. The Company has the option to increase the percentage working interests to be acquired in specified wells according to an agreed pricing formula.

The letter of intent provides the basis for a definitive agreement to be negotiated and signed, subject to specified conditions and satisfactory due diligence. The letter of intent originally specified that the definitive agreement be negotiated and signed on or before July 1, 2007, but has been extended until on or before September 30, 2007. This transaction is subject to the negotiation and execution of a definitive agreement, the Company obtaining the required financing facility, the completion of audited financial statements and a third-party reserve report respecting the purchased properties, compliance with legal requirements, the satisfaction of representations, warranties and covenants, and other items, all to the satisfaction of the Company’s board of directors. Upon satisfactory completion of these conditions, the acquisition would expect to be closed during the fourth quarter of 2007.

The Company intends to fund this acquisition through the issuance of equity or debt securities, but has no funding commitment from any source.

Cooke Ranch No. 6 Well

Bayshore Exploration LLC reached total depth on the Cooke Ranch No. 6 well on the Cooke Ranch in La Salle County, Texas in July 2007. The Company has a 31.75% working interest in the Cooke No. 6 well. The Company’s share of drilling and completion cost is approximately $170,000, of which $38,163 was paid in July 2007. The balance of the Company’s share of drilling and completion costs is to be paid in the third quarter of 2007. Bayshore is now initiating completion efforts on the Cooke No. 6 well.

Issuance of Common Stock for Services

In August 2007, the Company issued a total of 200,000 shares of common stock to two individuals in connection with their appointment to the Company’s Technical Advisory Board. Additionally, the Company issued 150,000 shares of common stock to an individual in connection with an agreement to provide investor relations services.

9

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward Looking Statements

This discussion and analysis contains statements about the future, sometimes referred to as “forward-looking” statements. Forward-looking statements are typically identified by use of the words “believe,” “may,” “could,” “should,” “expect,” “anticipate,” “estimate,” “project,” “propose,” “plan,” “intend,” and similar words and expressions. Statements that describe our future strategic plans, goals, or objectives are also forward-looking statements. As used herein, “we,” “our,” “us,” and the like refer to Paxton Energy, Inc.

Readers are cautioned that any forward-looking statements, including those regarding us or our management’s current beliefs, expectations, anticipations, estimations, projections, strategies, proposals, plans, or intentions, are not guarantees of future performance or results of events and involve risks and uncertainties, such as:

•	future drilling and other exploration schedules and sequences for wells and other activities;

•	future results of drilling individual wells and other exploration and development activities;

•	future variations in well performance as compared to initial test data;

•	the ability to economically develop discovered reserves;

•	the prices at which we may be able to sell oil or gas;

•	exploration and development priorities and the financial and technical resources of the operator of the properties in which we have an interest or contractors that provide us with field services;

•	uncertainties inherent in estimating quantities of proved reserves and actual production rates and associated costs;

•	future events that may result in the need for additional capital;

•	the cost of additional capital that we may require and possible related restrictions on our future operating or financing flexibility;

•	our future ability to attract industry or financial participants to share the costs of exploration, exploitation, development, and acquisition activities;

•	future plans and the financial and technical resources of industry or financial participants; and

•	other factors.

10

            The forward-looking information is based on present circumstances and on our predictions respecting events that have not occurred, that may not occur, or that may occur with different consequences from those now assumed or anticipated. Actual events or results may differ materially from those discussed in the forward-looking statements. The forward-looking statements included in this report are made only as of the date of this report. We do not intend to update these forward-looking statements, except as may occur in the regular course of our periodic reporting obligations.

The discussion of future events, including our business prospects, is subject to material risks and uncertainties and based on assumptions made by management. These risks include our ability to identify and negotiate transactions that provide the potential for future shareholder value, our ability to attract the necessary additional capital to permit us to take advantage of opportunities with which we are presented, and our ability to generate sufficient revenue such that we can support our current cost structure and planned future operations, as well as to pay prior liabilities incurred. Should one or more of these or other risks materialize or if the underlying assumptions of management prove incorrect, actual events or results may differ materially from those discussed in the forward-looking statements.

Risk Factors

•

We are not the operator of any of the properties in which we have an interest and on which we plan to devote substantially all of our financial and other resources in drilling and related activities, so we are dependent on the financial and technical resources, initiative, and management of the operator, Bayshore.

•

We rely principally on Bayshore to select prospects for energy investments and to conduct exploration; we might be unable to continue with our energy investment activities if Bayshore were unable or unwilling to continue to provide these services to us.

•

All of our assets and operations are currently concentrated in La Salle County, Texas, so all of our operations may be temporarily disrupted due to seasonal precipitation or other weather conditions or permanently halted in the case of a natural or other disaster in that geographical area.

•

We have no officer, director, or employee with any formal oil and gas exploration or engineering education or training and will continue to rely on the expertise of Bayshore, whose interests may not always be aligned with ours.

•

We do not maintain insurance to cover operational hazards, but rely on our agreements that require the operator of the properties in which we have an interest to maintain $1.0 million workers’ compensation, $1.0 employer’s and general liability, $2.0 million aggregate general liability, $5.0 million well control, and $5.0 million bodily injury and property damage insurance coverage.

•	We could incur expenses and be forced to interrupt exploration, development, or production to comply with environmental and other governmental regulations.

•

Our results of operations as well as the carrying value of our oil and gas properties are substantially dependent upon the prices of oil and natural gas, which historically have been volatile and are likely to continue to be volatile.

•	We cannot predict whether production or reserves will be established on properties in which we have an interest.

11

•

We have no proved reserves, and any estimates we may make of quantities of proved oil and gas reserves we may have in the future and projected rates of production and the timing and results of development expenditures may prove inaccurate because of numerous uncertainties.

Historical Operations

We are a small oil and gas exploration and production company. In June 2005, we acquired our first working interest in an oil and gas property. The Cooke No. 3 well was drilled in 2005 and commenced production in November 2005. We began production from another well in June 2006 and from two additional wells in late 2006. Through June 30, 2007, we have acquired additional interests in oil and gas properties and drilled three additional dry holes. For the period from June 30, 2004, the date of our inception, to June 30, 2007, we have recognized oil and gas revenues of $238,786. We have no proved reserves. We continue to be considered an exploration-stage company due to the absence of significant revenue.

During the first and second quarters of 2007, the area in which our producing wells were located received rainfall that restricted field access so the wells had to be shut in part of the period. We therefore produced only $23,405 in oil and gas revenues in the first quarter of 2007 and $20,976 in the second quarter. We expect that revenues will increase significantly with expected better weather. In the comparative quarters ended March 31, 2006 and June 30, 2006, the oil and gas revenues were $45,727 and $43,888, respectively. General and administrative cost increased from $93,493 to $170,602 for the three months ended June 30, 2007, and from $173,762 to $393,700 for the six months ended June 30, 2007. Most of the increase was attributable to completing the registration of the resale of outstanding securities in accordance with our registration rights agreement and compensation paid to our chief executive officer. There was no production from the Fiedler No. 1 well between March and June 2007 due to extremely rainy weather. Since July 2007, this well has produced an average of approximately 35 barrels of oil and 50 thousand cubic feet of natural gas per day.

For the period from June 30, 2004, the date of our inception, to June 30, 2007, we have incurred $3,885,615 of costs and operating expenses, principally consisting of an impairment loss of $1,739,545 on oil and gas properties, $1,065,234 of general and administrative expenses, and $1,024,075 of stock-based compensation related to the issuance of common stock for the initial services of our chief operating officer, a grant to a director of options to purchase 375,000 shares of common stock, and the issuance of common stock to consultants for financial advisory, public relations, and geological advisory services. The impairment loss of $1,739,545 was recognized at December 31, 2006, due to our determination that capitalized costs for wells drilled were in excess of the estimated present value of future cash flow from those wells.

We have relied significantly upon the issuance of common stock and promissory notes to finance our exploration-stage operations. In certain cases, the promissory notes were accompanied by some form of equity interest, including stock and beneficial conversion features. Generally accepted accounting principles require that the proceeds from promissory notes and the equity interests be accounted for by allocating a portion of the proceeds to the equity interests and recording a corresponding discount to the notes. This discount was amortized over the terms of the notes (or through the date of conversion into common stock) and recorded as a noncash expense characterized as “interest expense from amortization of discount on secured convertible notes and other debt.” These charges totaled $957,372 through June 30, 2007.

12

            In connection with an offering of common stock and warrants in April 2006, we entered into a registration rights agreement that, among other matters, provides for the payment by us of 1% per month (up to a maximum of 18%) of the proceeds of the offering in partial liquidated damages for our failure to file a registration statement by June 30, 2006, and meet certain other deadlines until the registration statement is declared effective. We determined that the features of the partial liquidated damages provision of the registration rights agreement in relation to the deadlines for the registration statement to be declared effective cause this arrangement to be accounted for under FSP EITF 00-19-2. In accordance with FSP EITF 00-19-2, we have recorded an estimated liability of $434,466 (plus interest of $35,208 through June 30, 2007) for probable payments that will be payable under the registration rights agreement. The initial estimated penalty of $400,000 was charged against the proceeds from the offering, after recognizing a cumulative-effect adjustment to stockholders’ equity and specifically to retained earnings (deficit) on October 1, 2006, for the change in the method of accounting for the registration payment arrangement in accordance with FSP EITF 00-19-2. We have not paid such amounts, but intend to seek waivers of payment in connection with the proposed funding and completion of the acquisition of the East Thirteen Field described below.

As of June 30, 2007, we have acquired oil and gas properties with a carrying value of $2,407,308 through the payment of cash and the issuance of common stock, after the recognition of $1,739,545 in impairment loss as described above. At June 30, 2007, we had current assets of $463,781, principally consisting of cash and cash equivalents remaining from a private placement of our common stock, and had current liabilities of $689,461 consisting of accounts payable and the accrued registration rights penalties (and accrued interest) described above, resulting in a working capital deficit of $225,680.

Plan of Operations

Possible Acquisition of Producing Properties

On May 9, 2007, we signed a letter of intent to purchase all of the stock of a privately held corporation owning certain producing interests, principally in the East Thirteen Field, located in Frio and Dimmit Counties Texas, for $5.3 million in cash and 500,000 shares of our common stock.

The letter of intent proposes the fundamental terms for the purchase by us of working interests in 17 gross (nine net) producing oil and gas wells and the associated proven undeveloped locations and undrilled acreage. The wells have been producing oil and gas from the Olmos formations at depths of from 3,400 to 4,000 feet since approximately 2003. We have the option to increase the percentage working interests to be acquired in specified wells according to an agreed pricing formula.

The letter of intent provides the basis for a definitive agreement to be negotiated and signed, subject to specified conditions and satisfactory due diligence. The letter of intent originally specified that the definitive agreement be negotiated and signed on or before July 1, 2007, but has been extended until on or before September 30, 2007. This transaction is subject to the negotiation and execution of a definitive agreement, our obtaining the required financing facility, the completion of audited financial statements and a third-party reserve report respecting the purchased properties, compliance with legal requirements, the satisfaction of representations, warranties and covenants, and other items, all to the satisfaction of our board of directors. Upon satisfactory completion of these conditions, we would expect to close the acquisition during the fourth quarter of 2007.

We intend to fund this acquisition through the issuance of equity or debt securities, but have no funding commitment from any source. Our top priority is to complete this acquisition by the end of the fourth quarter of 2007.

13

                Other Operations

During the next 12 months, we will re-complete the Cartwright No. 1 well for approximately $107,000. We are also paying $20,000 to participate in a two-dimensional seismic survey on the Cooke Ranch, and $131,799.67 for the balance of our share of the drilling and completion costs on the Cooke No. 6 well. At June 30, 2007, we had cash of $406,000, which we expect to be insufficient to complete these items, including any reasonable cost overruns that may occur, as well as to pay our accounts payable. We will require additional capital funding to complete these items and pay our accounts payable. We also have an accrued liability of $470,000 for payments that would have to be paid to investors for failure or delay in registering the resale of securities. For a more detailed explanation, see Note 5 of the December 31, 2006, financial statements. To the extent selling security holders agree to waive any such penalties, the funds made available would be used for operations.

To the extent that we are successful in increasing production from our current interests and finding and producing new oil and gas sites, of which there is no assurance, proceeds from that activity would first be used to fund the East Thirteen Field acquisition and thereafter be added to our working capital reserves and be available to fund future exploration.

During 2006, we paid $305,000 for the additional acreage acquired to date in our lease expansion program being undertaken jointly with Bayshore adjacent to or nearby the Cooke Ranch. Obtaining additional acreage would require the expenditure of funds that we do not currently have. Our current level of cash required for general and administrative costs is generally funded by our share of production proceeds from producing wells. We intend to limit increases in general and administration expenses until and unless we have additional revenue from production.

We believe that we have insufficient funds to operate throughout the next 12 months and carry out our current plans to re-complete the Cartwright No. 1 well, pay our share of the two-dimensional seismic study, pay the balance of our share of the drilling and completion costs for the Cooke No. 6 well. These current plans and our operations throughout the next 12 months will require additional capital funding. We intend to continue to seek drilling opportunities on the acreage in which we currently have an interest or in other acreage and to consider the possible acquisition of producing properties such as the East Thirteen Field. We do not have funds to undertake any of these activities and would have to obtain funding from external sources. We believe that additional capital funding is available through private or public equity financing or perhaps bank financing. Success in the field will enhance our opportunities to obtaining financing, but we will probably need to obtain reserve reports and have sufficient length of production to obtain favorable financing arrangements. Furthermore, outside events such as the price of oil, the condition of the stock market, and interest rate levels could affect our ability to obtain financing. Our ability to obtain financing may also be affected by antidilution provisions contained in the warrants we have issued. At this time, we have no financing arrangements in place.

Recent Accounting Pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements, which provides enhanced guidance for using fair value to measure assets and liabilities. SFAS No. 157 establishes a common definition of fair value, provides a framework for measuring fair value under generally accepted accounting principles, and expands disclosure requirements about fair value measurements. SFAS No. 157 is effective for financial statements issued in fiscal years beginning after November 15, 2007, and for interim periods within those fiscal years. We are currently evaluating the impact, if any, the adoption of SFAS No. 157 will have on our financial reporting and disclosures.

14

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities- including an Amendment of FASB Statement No. 115, which allows an entity to choose to measure certain financial instruments and liabilities at fair value. Subsequent measurements for the financial instruments and liabilities an entity elects to fair value will be recognized in earnings. SFAS No. 159 also establishes additional disclosure requirements. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted provided that the entity also adopts SFAS No. 157. We are currently evaluating whether to adopt SFAS No. 159.

Off-Balance Sheet Arrangements

We have no significant contractual obligations or commercial commitments not reflected on our balance sheet as of this date.

ITEM 3. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed by us in the reports that we file or submit to the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized, and reported within the time periods specified by the Securities and Exchange Commission’s rules and forms, and that information is accumulated and communicated to our management, including our principal executive and principal financial officer (whom we refer to in this periodic report as our Certifying Officer), as appropriate to allow timely decisions regarding required disclosure. Our management evaluated, with the participation of our Certifying Officer, the effectiveness of our disclosure controls and procedures as of June 30, 2007, pursuant to Rule 13a-15(b) under the Securities Exchange Act. Based upon that evaluation, our Certifying Officer concluded that, as of June 30, 2007, our disclosure controls and procedures were effective.

Changes in Internal Controls

There were no changes in our internal control over financial reporting that occurred during the quarter ended June 30, 2007, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

15

PART II – OTHER INFORMATION

ITEM 2. UNRESTRICTED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

In August, 2007, we issued 100,000 shares of common stock to each of Allen and Doug Howard for geological and technical advice to us, and 150,000 shares to Gordon Friesen for investor relation services. Prior to investing, we provided each investor with written materials containing business and financial information about us. All of such persons were accredited investors and had long-standing business relationships with our executive officers. Each transaction was the result of personal negotiations with one of our executive officers.

All such securities were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

ITEM 6. EXHIBITS

The following exhibits are filed as a part of this report:

Exhibit Number*	Title of Document	Location

Item 31	Rule 13a-14(a)/15d-14(a) Certifications
31.01	Certification of Principal Executive Officer and Principal Financial Officer Pursuant to Rule 13a-14	Attached
Item 32	Section 1350 Certifications
32.01	Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chief Executive Officer and Chief Financial Officer)	Attached

_______________

*

All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document.

SIGNATURE

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PAXTON ENERGY, INC.
(Registrant)

Date: August 20, 2007	By:	/s/ Robert Freiheit
Robert Freiheit, President
(Chief Executive Officer and Chief Financial Officer)

16

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-QSB

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2007

Commission File Number 000-52590

PAXTON ENERGY, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	20-1399613
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2533 North Carson Street, Suite 6232, Carson City, NV 89706
(Address of principal executive offices)

(775) 841-5049
(Issuer’s telephone number, including area code)

n/a
(Former name, former address and former fiscal year, if changed since last report)

Check whether the issuer (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

☒	Yes	☐	No

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

☐	Yes	☒	No

State the number of shares outstanding of each of the issuer’s classes of common equity, as of the latest practicable date: As of November 16, 2007, the issuer had 23,386,139 shares of its common stock, par value $0.001 per share, issued and outstanding.

Transitional Small Business Disclosure Format (check one):

☐	Yes	☒	No

PAXTON ENERGY, INC.

FORM 10-QSB

PART I – FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

Paxton Energy, Inc., has included its unaudited condensed balance sheets as of September 30, 2007, and December 31, 2006 (the end of its most recently completed fiscal year), and unaudited condensed statements of operations for the three and nine months ended September 30, 2007 and 2006, and for the period from June 30, 2004 (date of inception) through September 30, 2007, and unaudited condensed statements of cash flows for the nine months ended September 30, 2007 and 2006, and for the period from June 30, 2004 (date of inception) through September 30, 2007, together with unaudited condensed notes thereto. In the opinion of management of Paxton Energy, Inc., the financial statements reflect all adjustments, all of which are normal recurring adjustments, necessary to fairly present the financial condition, results of operations, and cash flows of Paxton Energy, Inc., for the interim periods presented. The financial statements included in this report on Form 10-QSB should be read in conjunction with the audited financial statements of Paxton Energy, Inc., and the notes thereto for the year ended December 31, 2006, included in its definitive prospectus in the registration statement on Form SB-2 as filed under Rule 424(b)(3) with the Securities and Exchange Commission on April 12, 2007.

PAXTON ENERGY, INC.
(AN EXPLORATION STAGE COMPANY)
CONDENSED BALANCE SHEETS
(Unaudited)
	September 30,	December 31,
	2007	2006

ASSETS

Current Assets
Cash and cash equivalents	$ 196,880	$ 750,650
Accounts receivable	16,318	16,763
Prepaid expenses and other current assets	34,856	38,262
Total Current Assets	248,054	805,675

Property and Equipment, net of accumulated depreciation	3,078	3,206

Oil and Gas Properties, using full cost accounting	2,708,395	2,284,196

Total Assets	$ 2,959,527	$ 3,093,077

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$ 207,246	$ 86,062
Payable to Bayshore Exploration L.L.C.	225,865	32,941
Accrued registration right penalties and interest	484,941	407,778
Total Current Liabilities	918,052	526,781

Long-Term Asset Retirement Obligation	23,555	22,079

Stockholders’ Equity
Preferred stock, $0.001 par value; 5,000,000 shares,
authorized none issued or outstanding	-	-
Common stock, $0.001 par value; 100,000,000 shares
authorized,23,386,139 shares and 22,976,139 shares
issued and outstanding at September 30, 2007 and
December 31, 2006, respectively	23,386	22,976
Additional paid-in capital	7,137,377	6,785,287
Retained earnings (deficit)	(1,066,295)	(1,066,295)
Deficit accumulated during the exploration stage	(4,076,548)	(3,197,751)
Total Stockholders’ Equity	2,017,920	2,544,217

Total Liabilities and Stockholders’ Equity	$ 2,959,527	$ 3,093,077

The accompanying notes are an integral part of these condensed financial statements.

PAXTON ENERGY, INC.
(AN EXPLORATION STAGE COMPANY)
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
					For the Period
					from
					June 30, 2004
	For the Three Months Ended		For the Nine Months Ended		(Date of Inception)
	September 30,		September 30,		through
	2007	2006	2007	2006	September 30, 2007

Oil and gas revenues	$ 27,043	$ 46,757	$ 71,424	$ 136,372	$ 265,829

Costs and Operating Expenses
Lease operating expenses	2,802	13,629	19,059	16,261	45,213
Production taxes	1,561	2,966	3,875	7,346	14,084
Impairment loss on oil and gas properties	-	-	-	-	1,739,545
Accretion of asset retirement obligation	492	43	1,476	134	2,319
General and administrative expense	155,220	61,794	548,920	235,556	1,220,454
Stock-based compensation	352,500	522,825	352,500	591,575	1,376,575
Total costs and operating expenses	512,575	601,257	925,830	850,872	4,398,190

Loss from operations	(485,532)	(554,500)	(854,406)	(714,500)	(4,132,361)

Other income (expense)
Interest income	4,288	17,904	18,306	33,100	61,882
Gain on derivative liability valuation	-	457,316	-	1,066,295	1,066,295
Interest expense	(15,267)	(329)	(42,697)	(37,605)	(114,992)
Interest expense from amortization of
discount on secured convertible notes
and other debt	-	-	-	(957,372)	(957,372)
	(10,979)	474,891	(24,391)	104,418	55,813

Net Loss	$ (496,511)	$ (79,609)	$ (878,797)	$ (610,082)	$ (4,076,548)

Basic and Diluted Loss Per
Common Share	$ (0.02)	$ -	$ (0.04)	$ (0.03)

Basic and Diluted Weighted-Average
Common Shares Outstanding	23,213,530	22,976,139	23,056,139	20,532,487

The accompanying notes are an integral part of these condensed financial statements.

PAXTON ENERGY, INC.
(AN EXPLORATION STAGE COMPANY)
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

			For the Period from
			June 30, 2004
	For the Nine Months Ended		(Date of Inception)
	September 30,		through
	2007	2006	September 30, 2007
Cash Flows From Operating Activities
Net loss	$ (878,797)	$ (610,082)	$ (4,076,548)
Adjustments to reconcile net loss to net
cash used in operating activities
Impairment loss on oil and gas properties	-	-	1,739,545
Stock-based compensation for services	352,500	591,575	1,376,575
Gain on derivative liability valuation	-	(1,066,295)	(1,066,295)
Interest expense from amortization of discount on
secured convertible notes and other debt	-	957,372	957,372
Accretion of asset retirement obligation	1,476	134	2,319
Depreciation expense	840	-	948
Changes in assets and liabilities:
Accounts receivable	445	(720)	(16,318)
Receivable from officer/stockholder	-	(67,122)	-
Prepaid expenses and other current assets	3,406	(42,023)	(34,856)
Accounts payable and accrued liabilities	121,184	29,079	207,246
Accrued registration right penalties and interest	77,163	-	77,163
Accrued interest	-	(16,816)	17,874
Accrued compensation	-	-	122,500
Net Cash Used In Operating Activities	(321,783)	(224,898)	(692,475)

Cash Flows From Investing Activities
Acquisition of oil and gas properties	(231,275)	(1,205,899)	(1,876,739)
Purchase of property and equipment	(712)	-	(4,026)
Net Cash Used In Investing Activities	(231,987)	(1,205,899)	(1,880,765)

Cash Flows From Financing Activities
Proceeds from the issuance of common stock, net of
registration and offering costs	-	2,763,277	2,879,970
Proceeds from issuance of secured convertible notes
and other debt, and related beneficial conversion
features and common stock	-	455,000	680,000
Proceeds from issuance of demand note to stockholder	-	25,000	25,000
Payment of payable to Bayshore Exploration L.L.C.	-	(414,600)	(414,600)
Payment of principal on notes payable to stockholder	-	(325,000)	(325,000)
Payment of principal on note payable	-	(75,250)	(75,250)
Net Cash Provided By Financing Activities	-	2,428,427	2,770,120
Net Increase (Decrease) In Cash And Cash Equivalents	(553,770)	997,630	196,880
Cash and Cash Equivalents At Beginning Of Period	750,650	132,859	-
Cash and Cash Equivalents At End Of Period	$ 196,880	$ 1,130,489	$ 196,880

Supplemental Schedule of Noncash Investing and Financing Activities—Note G.

The accompanying notes are an integral part of these condensed financial statements.

PAXTON ENERGY, INC.

(An Exploration Stage Company)

Notes to Condensed Financial Statements

(A)	Organization, Change in Control and Significant Accounting Policies

Organization and Nature of Operations – Paxton Energy, Inc. (the “Company”) was organized under the laws of the state of Nevada on June 30, 2004. During August 2004, shareholder control of the Company was transferred, and a new board of directors was elected and new officers appointed. During June 2005, the Company commenced acquiring working interests in oil and gas properties principally located in the Cooke Ranch prospect of Texas. The Company is engaged primarily as a joint interest owner with Bayshore Exploration L.L.C. (Bayshore) in the acquisition, exploration, and development of oil and gas properties and the production and sale of oil and gas. Additionally, the Company owns a working interest in the 8,843-acre balance of the Cooke Ranch prospect and is also participating in a program to acquire up to a 75% working interest in leases adjacent to the Cooke Ranch prospect, where to date the Company has acquired leases on approximately 2,268 gross acres. The Company is considered to be in the exploration stage due to the lack of significant revenues.

Condensed Interim Financial Statements – The accompanying unaudited condensed financial statements of Paxton Energy, Inc., have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, these financial statements do not include all of the information and disclosures required by generally accepted accounting principles for complete financial statements. These financial statements should be read in conjunction with the Company’s annual financial statements and the notes thereto for the year ended December 31, 2006, and for the period from June 30, 2004 (date of inception) through December 31, 2006, included in the Company’s definitive prospectus in the registration statement on Form SB-2 as filed under Rule 424(b)(3) with the Securities and Exchange Commission on April 12, 2007. In the opinion of the Company’s management, the accompanying unaudited condensed financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to fairly present the Company’s financial position as of September 30, 2007, its results of operations for the three months ended September 30, 2007 and 2006, and its results of operations and cash flows for the nine months ended September 30, 2007 and 2006, and for the period from June 30, 2004 (date of inception), through September 30, 2007. The results of operations for the three months and the nine months ended September 30, 2007, may not be indicative of the results that may be expected for the year ending December 31, 2007.

Business Condition – The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not had significant revenue and is still considered to be in the exploration stage. The Company incurred losses of $496,511 and $79,609 during the three-month periods ended September 30, 2007 and 2006, respectively, and incurred losses of $878,797 and $610,082 and used $321,783 and $224,898 of cash in its operating activities during the nine-month periods ended September 30, 2007 and 2006, respectively. Through September 30, 2007, the Company has accumulated a deficit during the exploration stage of $4,076,548. At September 30, 2007, the Company has a working capital deficit of $669,998 and stockholders’ equity of $2,017,920.

Management believes that the Company has insufficient funds to operate for the immediate future and pay for its share of the completion and drilling costs of the Cooke No. 6 and No. 2 wells along with its share of current planned exploration costs, including the re-completion of one well and a two-dimensional seismic study on the Cooke Ranch. These current plans, any future exploration of drilling operations that may be identified, and the Company’s operation for the immediate future will require additional capital funding. Management believes it may acquire waivers of a portion of the penalties and interest owed investors for failure to timely complete the registration under the Securities Act of 1933 of the resale of certain outstanding common stock, which would correspondingly improve working capital. In any event, the Company will require funding from external sources.

Basic and Diluted Loss per Common Share – Basic loss per common share amounts are computed by dividing net loss by the weighted-average number of shares of common stock outstanding during each period. Diluted loss per share amounts are computed assuming the issuance of common stock for potentially dilutive common stock equivalents. All outstanding stock options and warrants are currently antidilutive and have been excluded from the diluted loss per share calculations. None of the 1,644,250 shares of common stock issuable upon exercise of options and warrants were included in the computation of diluted loss per share at September 30, 2007 or 2006.

(B)	Oil and Gas Properties

In January 2007, the Fiedler No. 1 well was drilled on acreage outside of Cooke Ranch in which the Company has an interest. The Company conveyed its 75% interest in the Fiedler No. 1 40-acre drilling location to Bayshore, subject to the Company’s right to earn an 18.75% working interest by paying $123,112 in completion costs. Bayshore obtained drilling funding from other sources for 100% of the costs of drilling to total depth. The Company exercised its right to earn an 18.75% working interest and paid its share of completion costs in February 2007. The Fiedler well commenced production in July 2007.

In September 2007, drilling of the Cooke No. 6 was completed and was awaiting completion of pipeline tie-ins to the Cooke No. 3 compressor station, which is being upgraded. The Company has a 31.75% working interest in the Cooke No. 6 well. The Company’s share of the drilling and completion costs for the Cooke No. 6 well was $260,337, of which $93,163 had been paid at September 30, 2007.

The Company’s share of these related costs for the Cooke No. 2 well was $40,750, of which $15,000 had been paid at September 30, 2007. The well has been completed for production, which will contribute to production revenue during the last quarter of 2007. The Cooke Nos. 3 and 5 wells have been completed for production, but are not currently producing.

(C)	Registration Payment Arrangement

In connection with a private placement offering of the Company’s common stock in April 2006, the Company entered into a registration rights agreement (referred to herein as a registration payment arrangement) that, among other matters, provides that if the Company failed to file a registration statement by June 30, 2006, and failed to meet certain other deadlines until the registration statement was declared effective, the Company would be liable for the payment of partial liquidated damages to the investors of 1% per month (up to a maximum of 18% or $551,723) based on the proceeds of the offering. The Company’s registration statement was declared effective on April 11, 2007. The Company has not paid such amounts, but intends to seek waivers of payment if and when it believes its level of production and working capital and exploration prospects demonstrate improved financial viability of the Company.

In accordance with the Financial Accounting Standards Board (FASB) Staff Position on EITF 00-19 (FSP EITF 00-19-2), the Company has recognized an estimated liability of $434,466 (plus interest of $50,475 through September 30, 2007) for probable payments that will be payable under the registration rights agreement. During the three-month period ended March 31, 2007, the estimated liability for probable payments under the registration rights agreement was increased by $34,466 and was included in general and administrative expense.

(D)	Issuance of Common Stock for Services

In August 2007, the Company issued a total of 200,000 shares of common stock to two individuals in connection with their appointment to the Company’s Technical Advisory Board to provide geological advisory services. These services were valued and recorded at $180,000, or $0.90 per share.

Additionally, as further described in Note E to these condensed financial statements, the Company issued 150,000 shares of common stock in August 2007 to an individual and affiliated entity in connection with an agreement to provide investor relations services. These services were valued and recorded at $127,500, or $0.85 per share.

Furthermore, the Company issued 60,000 shares of common stock in August 2007 to another individual in connection with an agreement to provide investor relations services. These services were valued and recorded at $45,000, or $0.75 per share.

(E)	Consulting Services Agreement

On August 1, 2007, the Company entered into a consulting services agreement to obtain approximately 30 hours of corporate communications services each week. The consulting agreement was for a term of six months with a possible six-month extension. The consultant will provide services in the dissemination of information prepared by the Company and will advise the Company in the preparation of press releases. The consultant’s base fee was paid by the issuance of 50,000 shares of restricted common stock, issued in advance. Additionally, the consulting agreement provided that the consultant receive a signing bonus of $5,000 and 100,000 shares of restricted common stock on the effective date of the consulting agreement, for a total of 150,000 shares issued under the consulting agreement. The consulting agreement may be terminated by either party in the event of material breach, willful noncompliance, fraud or serious neglect or misconduct, or bankruptcy. As described in Note D to these condensed financial statements, the Company issued 150,000 shares of restricted common stock during the three months ended September 30, 2007, under the consulting agreement.

(F)	Letter of Intent to Acquire East Thirteen Oil Field

On May 9, 2007, the Company signed a letter of intent to purchase all of the stock of a privately held corporation owning certain producing interests, principally in the East Thirteen Field, located in Frio and Dimmit Counties, Texas, for $5.3 million in cash and 500,000 shares of the Company’s common stock. The letter of intent proposed the fundamental terms for the purchase by the Company of working interests in 17 gross (nine net) producing oil and gas wells and the associated proven undeveloped locations and undrilled acreage. The letter of intent provided the basis for a definitive agreement to be negotiated and signed, subject to specified conditions and satisfactory due diligence. The letter of intent originally specified that the definitive agreement be negotiated and signed on or before July 1, 2007, but had been extended until on or before September 30, 2007. The Company has suspended efforts to complete this acquisition until and unless required financing can be arranged on acceptable terms and the Company approves field purchase terms based on current oil and gas reserve engineering, current pricing, and prospect evaluation.

(G)	Supplemental Cash Flow Information

During the nine months ended September 30, 2007, the Company had the following noncash investing and financing activity:

•	Of the transactions with Bayshore during the nine months ended September 30, 2007, $192,924 was financed by Bayshore on open account at September 30, 2007.

During the nine months ended September 30, 2006, the Company had the following noncash investing and financing activities:

•	Issued 350,000 shares of common stock to the president of the Company in satisfaction of a $122,500 obligation for compensation for the year ended December 31, 2005;

•

Issued $919,000 of secured convertible promissory notes, a $761,554 beneficial conversion option and 183,800 shares of common stock upon the conversion of $464,000 of demand promissory notes and $10,096 of accrued interest and for cash proceeds of $455,000;

•	Secured convertible promissory notes in the amount of $919,000 were converted into 2,625,723 shares of common stock in April 2006;

•	$300,000 of demand promissory notes were converted into 120-day promissory notes and a $38,372 beneficial conversion option;

•	The Company issued 400,000 shares of common stock valued at $915,000 to Bayshore in connection with the acquisition of oil and gas properties.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward Looking Statements

This discussion and analysis contains statements about the future, sometimes referred to as “forward-looking” statements. Forward-looking statements are typically identified by use of the words “believe,” “may,” “could,” “should,” “expect,” “anticipate,” “estimate,” “project,” “propose,” “plan,” “intend,” and similar words and expressions. Statements that describe our future strategic plans, goals, or objectives are also forward-looking statements. As used herein, “we,” “our,” “us,” and the like refer to Paxton Energy, Inc.

Readers are cautioned that any forward-looking statements, including those regarding us or our management’s current beliefs, expectations, anticipations, estimations, projections, strategies, proposals, plans, or intentions, are not guarantees of future performance or results of events and involve risks and uncertainties, such as:

•	the availability of funding from external sources on terms acceptable to us for planned exploration, development, or acquisitions;

•	the ability of our management to develop and execute an effective exploration, development, and acquisition plan;

•

the ability of third-party project operators and contractors to identify suitable prospects and conduct required operations effectively and economically and in accordance with contractual requirements;

•	future drilling and other exploration schedules and sequences for wells and other activities;

•	future results of drilling individual wells and other exploration and development activities;

•	future variations in well performance as compared to initial test data;

•	the ability to economically develop discovered reserves;

•	the prices at which we may be able to sell oil or gas;

•	exploration and development priorities and the financial and technical resources of the operator of the properties in which we have an interest or contractors that provide us with field services;

•	uncertainties inherent in estimating quantities of proved reserves and actual production rates and associated costs;

•	future events that may result in the need for additional capital;

•	the cost of additional capital that we may require and possible related restrictions on our future operating or financing flexibility;

•	our future ability to attract industry or financial participants to share the costs of exploration, exploitation, development, and acquisition activities;

•	future plans and the financial and technical resources of industry or financial participants; and

•	other factors.

The forward-looking information is based on present circumstances and on our predictions respecting events that have not occurred, that may not occur, or that may occur with different consequences from those now assumed or anticipated. Actual events or results may differ materially from those discussed in the forward-looking statements. The forward-looking statements included in this report are made only as of the date of this report. We do not intend to update these forward-looking statements, except as may occur in the regular course of our periodic reporting obligations.

The discussion of future events, including our business prospects, is subject to material risks and uncertainties and based on assumptions made by management. These risks include our ability to identify and negotiate transactions that provide the potential for future shareholder value, our ability to attract the necessary additional capital to permit us to take advantage of opportunities with which we are presented, and our ability to generate sufficient revenue such that we can support our current cost structure and planned future operations, as well as to pay prior liabilities incurred. Should one or more of these or other risks materialize or if the underlying assumptions of management prove incorrect, actual events or results may differ materially from those discussed in the forward-looking statements.

Risk Factors

•

We are suffering extreme shortages of working capital, which we need in order to meet past-due accrued liabilities and pay for our share of drilling and completion costs of the Cooke No. 6 and No. 2 wells, and do not have funds for further field activities or acquisitions.

•

As of September 30, 2007, we had no proved oil and gas reserves and for the quarter ended September 30, 2007, had oil and gas revenues of $27,043, notwithstanding oil and gas capitalized costs and impairment loss totaling $4,400,000 since inception.

•	We cannot assure that our strategy of relying on Bayshore to identify exploration projects and conduct or manage field activities is or will be successful.

•

We have no officer, director, or employee with any formal oil and gas exploration or engineering education or training and will be required to rely on the expertise of consultants or Bayshore or other operators or contractors whose interests will not be fully aligned with our own.

•	Notwithstanding our limited oil and gas exploration success to date, we may continue to rely on the expertise of Bayshore, whose interests may not always be aligned with ours.

•

We are not the operator of any of the properties in which we have an interest and on which we plan to continue to devote substantially all of our financial and other resources in drilling and related activities, so we are dependent on the financial and technical resources, initiative, and management of the operator, Bayshore.

•

We rely principally on Bayshore to select prospects for energy investments and to conduct exploration; we might be unable to continue with our energy investment activities if Bayshore were unable or unwilling to continue to provide these services to us.

•

All of our assets and operations are currently concentrated in La Salle County, Texas, so all of our operations may be temporarily disrupted due to seasonal precipitation or other weather conditions or permanently halted in the case of a natural or other disaster in that geographical area.

•

We do not maintain insurance to cover operational hazards, but rely on our agreements that require the operator of the properties in which we have an interest to maintain $1.0 million workers’ compensation, $1.0 million employer’s and general liability, $2.0 million aggregate general liability, $5.0 million well control, and $5.0 million bodily injury and property damage insurance coverage.

•	We could incur expenses and be forced to interrupt exploration, development, or production to comply with environmental and other governmental regulations.

•

Our results of operations as well as the carrying value of our oil and gas properties are substantially dependent upon the prices of oil and natural gas, which historically have been volatile and are likely to continue to be volatile.

•	We cannot predict whether production or reserves will be established on properties in which we have an interest.

•

We have no proved reserves, and any estimates we may make of quantities of proved oil and gas reserves we may have in the future and projected rates of production and the timing and results of development expenditures may prove inaccurate because of numerous uncertainties.

Historical Operations

We are a small oil and gas exploration and production company. In June 2005, we acquired our first working interest in an oil and gas property. The Cooke No. 3 well was drilled in 2005 and commenced production in November 2005. We began production from another well in June 2006 and from two additional wells in late 2006. Through September 30, 2007, we had acquired additional interests in oil and gas properties and drilled three additional dry holes. For the period from June 30, 2004, the date of our inception, to September 30, 2007, we recognized oil and gas revenues of $265,829. We have no proved reserves. We continue to be considered an exploration-stage company due to the absence of significant revenue.

During 2007, the area in which our producing wells were located received rainfall that restricted field access during the first part of 2007, so the wells had to be shut in part of the period. We therefore produced only $27,043 and $71,424 in oil and gas revenues during the three and nine months ended September 30, 2007, respectively. We expect that revenues will increase significantly with expected better weather and improved operating conditions. In the three- and nine-month comparative periods of 2006, oil and gas revenues were $46,757 and $136,372, respectively.

General and administrative cost increased to $155,220 for the three months ended September 30, 2007, as compared to $61,794 for the same period in the previous year, and to $548,920 for the nine months ended September 30, 2007, as compared to $235,556 for the same period in the previous year. The principal cause of the increase was attributable to completing the registration of the resale of outstanding securities in accordance with our registration rights agreement, compensation paid to our chief executive officer, consulting services, and director and officer insurance.

For the period from June 30, 2004, the date of our inception, to September 30, 2007, we incurred $4,398,190 of costs and operating expenses, principally consisting of an impairment loss of $1,739,545 on oil and gas properties, $1,220,454 of general and administrative expenses, and $1,376,575 of stock-based compensation related to the issuance of common stock for the initial services of our chief operating officer, a grant to a director of options to purchase 375,000 shares of common stock, and the issuance of common stock to consultants for financial advisory, public relations, and geological advisory services. The impairment loss of $1,739,545 was recognized at December 31, 2006, due to our determination that capitalized costs for wells drilled were in excess of the estimated present value of future cash flow from those wells.

We have relied significantly upon the issuance of common stock and promissory notes to finance our exploration-stage operations. In certain cases, the promissory notes were accompanied by some form of equity interest, including stock and beneficial conversion features. Generally accepted accounting principles require that the proceeds from promissory notes and the equity interests be accounted for by allocating a portion of the proceeds to the equity interests and recording a corresponding discount to the notes. This discount was amortized over the terms of the notes (or through the date of conversion into common stock) and recorded as a noncash expense characterized as “interest expense from amortization of discount on secured convertible notes and other debt.” These charges totaled $957,372 through September 30, 2007.

            In connection with an offering of common stock and warrants in April 2006, we entered into a registration rights agreement that, among other matters, provides for the payment by us of 1% per month (up to a maximum of 18%) of the proceeds of the offering in partial liquidated damages for our failure to file a registration statement by June 30, 2006, and meet certain other deadlines until the registration statement is declared effective. We determined that the features of the partial liquidated damages provision of the registration rights agreement in relation to the deadlines for the registration statement to be declared effective cause this arrangement to be accounted for under FSP EITF 00-19-2. In accordance with FSP EITF 00-19-2, we recorded an estimated liability of $434,466 (plus interest of $50,475 through September 30, 2007) for probable payments that will be payable under the registration rights agreement. The initial estimated penalty of $400,000 was charged against the proceeds from the offering, after recognizing a cumulative-effect adjustment to stockholders’ equity and specifically to retained earnings (deficit) on October 1, 2006, for the change in the method of accounting for the registration payment arrangement in accordance with FSP EITF 00-19-2. We have not paid such amounts, but intend to seek waivers of payment if and when we believe our level of production and working capital and exploration prospects demonstrate our improved economic viability.

As of September 30, 2007, we had acquired oil and gas properties with a carrying value of $2,708,395 through the payment of cash, the issuance of common stock, and a short-term liability to Bayshore Exploration L.L.C., after the recognition of $1,739,545 in impairment loss as described above. At September 30, 2007, we had current assets of $248,054, principally consisting of cash and cash equivalents remaining from a private placement of our common stock, and had current liabilities of $918,052 consisting of accounts payable, payable to Bayshore, and the accrued registration rights penalties (and accrued interest) described above, resulting in a working capital deficit of $669,998. Any waiver by the stockholders of the registration rights penalties and interest would correspondingly improve working capital.

Plan of Operations

General Operations

During the nine months ended September 30, 2007, we incurred a net loss of $878,797, which increased our loss since inception to $4,076,548. During the nine months ended September 30, 2007, we used net cash of $321,783 for operations and $231,987 for investing activities, principally for the acquisition of oil and gas properties. From inception through September 30, 2007, we used cash of $692,475 for operations and $1,880,765 for investing activities. At September 30, 2007, we had a working capital deficit of $669,998. Accordingly, there is substantial doubt about our ability to continue as a going concern. Following is management’s plan of operation.

During the next 12 months, we will, to the extent of available funds, seek to complete the facilities necessary to place the Cooke No. 6 and No. 2 wells into production, re-complete the Cartwright No. 1 well for approximately $107,000, and pay $20,000 to participate in a two-dimensional seismic survey on the Cooke Ranch. At September 30, 2007, we had cash of $197,000, which will be insufficient to complete these items, including any reasonable cost overruns that may occur, or pay our accounts payable. Our working capital deficit at September 30, 2007, includes $485,000 in accrued registration rights penalties and interest, which we may seek to have waived when we believe our level of production and working capital and exploration projects demonstrate our improved economic viability, and $226,000 payable to Bayshore, the field operator of our properties and a principal stockholder, which we do not intend to pay pending the completion of an independent review of Bayshore’s previous performance and billings under our agreements. Notwithstanding our nonpayment in the foreseeable future of the registration rights penalties and interest and amounts due Bayshore aggregating $711,000 at September 30, 2007, we will require additional funding to complete proposed field activities and pay our past due and current accounts payable. To the extent selling security holders agree to waive any such penalties, the funds made available would be used for operations.

In late August 2007, we changed our principal oil field production contractor for the Cooke Ranch wells. We intend to review our recent drilling, completion, and production activities to assure that Bayshore, the operator, as well as other contractors, service providers, and oil and gas purchasers have complied with the terms of their agreements and that we have received the goods and services for which we have been billed and the proceeds for oil that we have delivered. As part of this effort, we intend to engage qualified third parties to review production from the wells in which we have an interest to assure that we obtain full oil recovery and payment. We cannot predict whether the foregoing review will result in cost recoveries or production increases.

To the extent that we are successful in increasing production from our current interests, revenue would first be used to reduce accrued liabilities, fund facilities necessary to place the Cooke No. 6 and No. 2 wells into production, and undertake other limited exploration.

We have insufficient funds to operate throughout the next 12 months or to carry out our current plans to re-complete the Cartwright No. 1 well, pay our share of the two-dimensional seismic study, and pay the drilling and completion costs for the Cooke No. 6 and No. 2 wells, some of which have already been incurred. These current plans and our operations throughout the next 12 months will require additional capital funding. We intend to continue to seek drilling opportunities on the acreage in which we currently have an interest or in other acreage and to consider the possible acquisition of producing properties such as the East Thirteen Field, all depending on the availability of required funding from external sources. We cannot predict that additional capital funding will be available through private or public equity financing or perhaps bank financing, or if available, that terms would be acceptable to us. Success in the field will enhance our opportunities to obtaining financing, but we will probably need to obtain reserve reports and have a sufficient length of production substantially in excess of current levels in order to obtain favorable financing arrangements. Furthermore, outside events such as the price of oil, the condition of the securities markets, and interest rate levels could affect our ability to obtain financing. Our ability to obtain financing may also be affected by antidilution provisions contained in the warrants we have issued. At this time, we have no financing arrangements in place.

Suspension of Possible Acquisition of Producing Properties

On May 9, 2007, we signed a letter of intent to purchase all of the stock of a privately held corporation owning certain producing interests in 17 gross (nine net) producing oil and gas wells and the associated proven undeveloped locations and undrilled acreage, principally in the East Thirteen Field, located in Frio and Dimmit Counties Texas, for $5.3 million in cash and 500,000 shares of our common stock. The letter of intent originally specified that the definitive agreement be negotiated and signed on or before July 1, 2007, but was extended until on or before September 30, 2007.

We intended to fund this acquisition through the issuance of equity or debt securities, but had no funding commitment from any source. Our top priority is to complete this acquisition by the end of the fourth quarter of 2007. We have suspended efforts to complete this acquisition until and unless required financing can be arranged on acceptable terms and we approve field economics based on current oil and gas reserve engineering, current pricing, and prospect evaluation.

Recent Accounting Pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements, which provides enhanced guidance for using fair value to measure assets and liabilities. SFAS No. 157 establishes a common definition of fair value, provides a framework for measuring fair value under generally accepted accounting principles, and expands disclosure requirements about fair value measurements. SFAS No. 157 is effective for financial statements issued in fiscal years beginning after November 15, 2007, and for interim periods within those fiscal years. We are currently evaluating the impact, if any, the adoption of SFAS No. 157 will have on our financial reporting and disclosures.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities- including an Amendment of FASB Statement No.  115, which allows an entity to choose to measure certain financial instruments and liabilities at fair value. Subsequent measurements for the financial instruments and liabilities an entity elects to fair value will be recognized in earnings. SFAS No. 159 also establishes additional disclosure requirements. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted provided that the entity also adopts SFAS No. 157. We are currently evaluating whether to adopt SFAS No. 159.

Off-Balance Sheet Arrangements

We have no significant contractual obligations or commercial commitments not reflected on our balance sheet as of this date.

ITEM 3. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed by us in the reports that we file or submit to the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized, and reported within the time periods specified by the Securities and Exchange Commission’s rules and forms, and that information is accumulated and communicated to our management, including our principal executive and principal financial officer (whom we refer to in this periodic report as our Certifying Officer), as appropriate to allow timely decisions regarding required disclosure. Our management evaluated, with the participation of our Certifying Officer, the effectiveness of our disclosure controls and procedures as of September 30, 2007, pursuant to Rule 13a-15(b) under the Securities Exchange Act. Based upon that evaluation, our Certifying Officer concluded that, as of September 30, 2007, our disclosure controls and procedures were effective.

Changes in Internal Controls

There were no changes in our internal control over financial reporting that occurred during the quarter ended September 30, 2007, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II – OTHER INFORMATION

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

In August 2007, we issued 100,000 shares of restricted common stock to each of Allen and Doug Howard for geological and technical advice to us, 150,000 restricted shares to Gordon Friesen and 658800 B.C. Ltd. for investor relation services, and 60,000 restriced shares to New Media Advisors for investor relation services. All of such persons were accredited investors and had long-standing business relationships with our executive officers. All shares certificates evidencing such securities bear the appropriate restrictive legend, and stop transfer instructions have been lodged on the share transfer records. Each transaction was the result of personal negotiations with one of our executive officers.

All such securities were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

ITEM 6. EXHIBITS

The following exhibits are filed as a part of this report:

Exhibit Number*	Title of Document	Location

Item 10	Material Contracts
10.18	Consulting Services Agreement Amended between Paxton Energy, Inc., and Gordon Friesen and 658800 B.C. Ltd	Attached

Item 31	Rule 13a-14(a)/15d-14(a) Certifications
31.01	Certification of Principal Executive Officer and Principal Financial Officer Pursuant to Rule 13a-14	Attached

Item 32	Section 1350 Certifications
32.01	Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chief Executive Officer and Chief Financial Officer)	Attached

_______________

*

All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document. Omitted numbers in the sequence refer to documents previously filed as an exhibit.

SIGNATURE

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PAXTON ENERGY, INC.
(Registrant)

Date: November 19, 2007	By:	/s/ Robert Freiheit
Robert Freiheit, President
(Chief Executive Officer and Chief Financial Officer)

CONSULTING SERVICES AGREEMENT

AMENDED

This Amended agreement in its entirety is entered into November 16, 2007 with an effective date as of August 1st, 2007

BETWEEN:

PAXTON ENERGY, INC., a Nevada Corporation with an address for notice and delivery at 2533 North Carson Street, Suite 6235 Carson City, NV 89706

(“Company”):

AND:

GORDON FRIESEN and 658800 B.C. LTD with an address for notice and delivery at 5543 Wallace Ave. Delta, B.C. V4M 3X5

(“Consultant”):

WHEREAS:

A. The Company is a company incorporated under the laws of the State of Nevada, U.S.A., and has its common shares listed for trading on the Over-The-Counter Bulletin Board;

B. The Consultant specializes in providing full managerial and corporate services to public and/or private companies operating in the mining and oil and gas fields.

NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the mutual covenants and provisos herein contained, the parties agree as follows:

Article 1

DEFINITIONS AND INTERPRETATION

1.1    Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:

“Agreement” means this Consulting Services Agreement as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof, together with any Schedules attached hereto;

(b)	“Arbitration Act” means the Commercial Arbitration Act (Nevada), as amended, as set forth in Article “8”;

(c)	“Board of Directors” means the Board of Directors of the Company as duly constituted from time to time;

(d)	“Business day” means any day during which Canadian Chartered Banks are open for business in the City of Vancouver, Province of British Columbia;

(e)

“Company ” means Paxton Energy Inc., a company incorporated under the laws of the State of Nevada, U.S.A., or any successor company, however formed, whether as a result of merger, amalgamation or other action;

(f)

“Consultant ” means Gordon Freisen and 658800 B.C. Ltd. a Company incorporated under the laws of the Province of British Columbia, Canada, or any successor company, however formed, whether as a result of merger, amalgamation or other action;

(g)	“Effective Date” has the meaning ascribed to it on the front page of this Agreement; and which is intended to represent the date of the due and complete closing of the Share Exchange Agreement;

(h)	“Effective Termination Date” has the meaning ascribed to it in Article 4.

(j)	“Expenses ” has the meaning ascribed to it in Article 3;

(j)	“General Services” has the meaning ascribed to it in Article 2.

(k)	“Notice of Termination” has the meaning ascribed to it in Article 4.

(l)

“Parties ” or “Party” means, individually and collectively, the Company and/or the Consultant hereto, as the context so requires, together with each of their respective successors and permitted assigns as the context so requires;

(m)

“Paxton” means Paxton Energy, Inc., a company incorporated under the laws of the State of Nevada, U.S.A., or any successor company, however formed, whether as a result of merger, amalgamation or other action;

(n)

“Regulatory Authorities” and “Regulatory Authority” means, either singularly or collectively as the context so requires, such regulatory agencies who have jurisdiction over the affairs of either of the Company and/or the Consultant and including, without limitation, and where applicable, the British Columbia Securities Commission, the United States Securities and Exchange Commission, NASDAQ and all regulatory authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated by this Agreement;

(o)

“subsidiary ” means any company or companies of which more than 50% of the outstanding shares carrying votes at all times (provided that the ownership of such shares confers the right at all times to elect at least a majority of the directors of such company or companies) are for the time being owned by or held for that company and/or any other company in like relation to that company and includes any company in like relation to the subsidiary;

Article 2

NATURE OF EMPLOYMENT

2.1         General Services. During the continuance of this six month Agreement theCompany agrees to retain theConsultant as the Corporate Communications Manager of theCompany for a period of six months, and the Consultant agrees to accept such position in order to provide services in dissemination of information prepared by the Company, advising the Company in the preparation of press releases, and such other management services as may be determined by the Board of Directors, in order to develop the various Business interests of the Company (collectively, the “General Services”); and it being further acknowledged and agreed by each of the Parties hereto that theConsultant shall commit and provide to the Company the General Services approximately thirty hours per week for which the Company, as more particularly set forth herein, agrees to pay the Consultant the proposed fee and bonuses (as hereinafter determined) and expenses (as hereinafter determined).

2.2     Duties and responsibilities.         Consultant shall serve as the Corporate Communications Manager of the Company during the term of this Agreement. Consultant shall provide management over the business affairs of the Company as is consistent with the duties of a Corporate Communications Manager, subject always to the direction of the Board of Directors (the “Board”) or its designee.

2.2       Other Business Activities. Consultant shall be entitled to (i) serve on the Board of other corporations, and (ii) participate in other professional and business activities, asConsultant may elect from time to time, in his sole discretion, provided that such activities do not compete with the business of theCompany.

2.3                    Adherence to rules and policies. TheConsultant hereby acknowledges and agrees to abide by all reasonable rules, regulations, instructions, personnel practices and policies of the Company and regulatory authorities, and any changes therein which may be adopted from time to time by the same as such rules, regulations, instructions, personnel practices and policies may be reasonably applied to the Consultant.

2.4                    No authority to bind Company. Consultant shall not be, and shall not be deemed to be, an officer or employee of the Company and shall have no authority to bind the Company or to make any statements to any third party not authorized by the Company.

Article 3

COMPENSATION OF CONSULTANT

3.1    Fee. Consultant’s base fee shall be at a rate equivalent to one hundred thousand dollars ($100,000) annually payable in advance in restricted shares calculated at a conversion rate of $1.00 per common share, subject to all regulatory rules, policies and registration rights.

3.2          Bonus. In addition to the Consultant’s base fee, theConsultant shall receive a signing bonus of one hundred thousand (100,000) restricted shares of the Company on theeffective date.

3.3      Reimbursement of Expenses. Company shall reimburse Consultant for all out-of pocket expenses approved that are incurred in performing his obligations hereunder within ten (10) days after the date on which theConsultant delivers to theCompany an itemized statement, which describes the reimbursable expenses incurred.

Article 4

TERM AND TERMINATION

4.1                    Effectiveness of the Agreement.       This Agreement commences on the Effective Date as set forth on the front page of this Agreement, shall be effective for a period of six months, and is renewable for an additional six month period.

4.2                    Termination for cause by any Party. Notwithstanding any other provision of this Agreement, this Agreement may be terminated by any of the Parties hereto at any time upon written notice to the other Party of such Party’s intention to do so at least 10 calendar days prior to the effective date of any such termination (herein also the “Effective Termination Date”), if:

(a)

the other Party fails to cure a material breach of any provision of this Agreement within 10 calendar days from its receipt of written notice from said Party (unless such material breach cannot be reasonably cured within said 10 calendar days and the other Party is actively pursuing to cure said material breach);

(b)

the other Party is willfully non-compliant in the performance of its respective duties under this Agreement within 10 calendar days from its receipt of written notice from said Party (unless such willful non-compliance cannot be reasonably corrected within said 10 calendar days and the other Party is actively pursuing to cure said willful non-compliance);

(c)	the other Party commits fraud or serious neglect or misconduct in the discharge of its respective duties hereunder or under the law; or

(d)

the other Party becomes adjudged bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy, and where any such involuntary petition is not dismissed within 10 calendar days.

4.3       Effect of termination Terms of this Agreement relating to accounting, payments, confidentiality, accountability for damages or claims and all other matters reasonably extending beyond the terms of this Agreement and to the benefit of the Parties hereto or for the protection of the Business interests of the Company shall survive the termination of this Agreement, and any matter of interpretation thereto shall be given a wide latitude in this regard. In addition, and without limiting the foregoing, each of sections “3.2” and “3.3” hereinabove shall survive the termination of this Agreement.

Article 5

INDEMNIFICATION AND LEGAL PROCEEDINGS

5.1                    Indemnification.       Company hereto hereby each agrees to indemnify and save harmless Consultant hereto and including, where applicable, their respective subsidiaries and affiliates and each of their respective directors, officers, employees and agents (each such party being an “Indemnified Party”) harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatever nature or kind and including, without limitation, any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject by reason of the terms and conditions of this Agreement.

5.2                    No Indemnification. This indemnity will not apply in respect of an Indemnified Party in the event and to the extent that a Court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was grossly negligent or guilty of willful misconduct.

5.3                    Claim of Indemnification. The Parties hereto agree to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this indemnity.

5.4                    Notice of Claim.       In case any action is brought against an Indemnified Party in respect of which indemnity may be sought against the hereto, the Indemnified Party will give Company prompt written notice of any such action of which the Indemnified Party has knowledge and the relevant Party will undertake the investigation and defense thereof on behalf of the Indemnified Party, including the prompt employment of counsel acceptable to the Indemnified Party affected and the relevant Party and the payment of all expenses. Failure by the Indemnified Party to so notify shall not relieve the relevant Party of such relevant Party’s obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by the relevant Party of substantive rights or defenses.

5.5                    Settlement. No admission of liability and no settlement of any action shall be made without the consent of each of the Parties hereto and the consent of the Indemnified Party affected, such consent not to be unreasonable withheld.

5.6                    Legal Proceedings. Notwithstanding that the relevant Party will undertake the investigation and defense of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

(a)	such counsel has been authorized by the relevant Party;

(b)	the relevant Party has not assumed the defense of the action within a reasonable period of time after receiving notice of the action;

(c)

the named parties to any such action include that any Party hereto and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between any Party hereto and the Indemnified Party; or

(d)	there are one or more legal defenses available to the Indemnified Party which differ from or add to those available to any Party hereto.

5.7                    Contribution. If for any reason other than the gross negligence or bad faith of the Indemnified Party being the primary cause of the loss claim, damage, liability, cost or expense, the foregoing indemnification is unavailable to the Indemnified Party or insufficient to hold them harmless, the relevant Party shall contribute to the amount paid or payable by the Indemnified Party as a result of any and all such losses, claim, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the relevant Party on the one hand and the Indemnified Party on the other, but also the relative fault of relevant Party and the Indemnified Party and other equitable considerations which may be relevant. Notwithstanding the foregoing, the relevant Party shall in any event contribute to the amount paid or payable by the Indemnified Party, as a result of the loss, claim, damage, liability, cost or expense (other than a loss, claim, damage, liability, cost or expenses, the primary cause of which is the gross negligence or bad faith of the Indemnified Party), any excess of such amount over the amount of the fees actually received by the Indemnified Party hereunder.

Article 6

FORCE MAJEURE

6.1                    Events. If either Party hereto is at any time either during this Agreement or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

6.2                    Notice. A Party shall within three calendar days give notice to the other Party of each event of force majeure, and upon cessation of such event shall furnish the other Party with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

Article 7

ARBITRATION

7.1                    Matters for Arbitration. Except for matters of indemnity or in the case of urgency to prevent material harm to a substantive right or asset, the Parties agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof. This provision shall not prejudice a Party from seeking a Court order or assistance to garnish or secure sums or to seek summary remedy for such matters as counsel may consider amenable to summary proceedings.

7.2                    Notice. It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof that any Party intending to refer any matter to arbitration shall have given not less than five business days’ prior written notice of its intention to do so to the other Parties together with particulars of the matter in dispute. On the expiration of such five business days the Party who gave such notice may proceed to refer the dispute to arbitration as provided for in section “8.3”.

7.3                    Appointments. The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Parties of such appointment, and the other Parties shall, within five business days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within five business days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairperson of the arbitration herein provided for. If the other Parties shall fail to appoint an arbitrator within five business days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairperson, the chairperson shall be appointed in accordance with the Arbitration Act. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Arbitration Act. The chairperson, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place for the purpose of hearing the evidence and representations of the Parties, and the chairperson shall preside over the arbitration and determine all questions of procedure not provided for by the Arbitration Act or this section. After hearing any evidence and representations that the Parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties. The expense of the arbitration shall be paid as specified in the award.

7.4                    Award. The Parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

Article 8

GENERAL PROVISIONS

8.1                    Entire Agreement. This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement.

8.2                    No Assignment. This Agreement may not be assigned by any Party hereto except with the prior written consent of the other Parties.

8.3                    Notice. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a recognized post office and addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified on the front page of this Agreement. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third business day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee. Any Party may at any time and from time to time notify the other Parties in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

8.4                    Time of the Essence. Time will be of the essence of this Agreement.

8.5                    Enurement. This Agreement will enure to the benefit of and will be binding upon the Parties hereto and their respective heirs, executors, administrators and assigns.

8.6                    Currency. Unless otherwise stipulated, all payments required to be made pursuant to the provisions of this Agreement and all money amount references contained herein are in lawful currency of the United States.

8.7                    Further Assurances. The Parties will from time to time after the execution of this Agreement make, do, execute or cause or permit to be made, done or executed, all such further and other acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

8.8                    Applicable Law. The situs of this Agreement is and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the State of Nevada.

8.9                    Severability and Construction. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final un-appealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to which any Party hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and effect as of the date upon which the ruling becomes final).

8.10                  Captions. The captions, section numbers and Article numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

8.11                  Counterparts. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, being deemed to bear the Effective Date as set forth on the front page of this Agreement.

8.12                  No Partnership or Agency. The Parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of the other Parties, nor create any fiduciary relationship between them for any purpose whatsoever.

8.13                  Consents and Waivers. No consent or waiver expressed or implied by either Party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall:

(a)	be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

(b)	be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation.

(c)	constitute a general waiver under this Agreement; or

(d)	eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

IN WITNESS WHEREOF the Parties hereto have hereunto set their respective hands and seals as at the Effective Date as hereinabove determined.

The CORPORATE SEAL of	)
PAXTON ENERGY, INC.,	)
the Company herein, was hereunto affixed	)
in the presence of:	)
)	(C/S)
/s/ K.J. McKenzie	)
Authorized Signatory	)

Signed, sealed and delivered by Gordon	)
Friesen in the presence of:	)	___/s/ G. Friesen_________
)	658800 B.C. LTD. GORDON FRIESEN
)

Name: